                            ASSET PURCHASE AGREEMENT

                                     AMONG

                        AMERICAN DENTAL PARTNERS, INC.,

                  AMERICAN DENTAL PARTNERS OF VIRGINIA, INC.,

                           RESTON DENTAL GROUP, P.C.,

                                      AND

                              THE SHAREHOLDERS OF
                           RESTON DENTAL GROUP, P.C.


                                  June 3, 1998

                               TABLE OF CONTENTS
                               -----------------
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ASSET PURCHASE AGREEMENT.......................................    1

BACKGROUND INFORMATION.........................................    1

ARTICLE I   ASSET PURCHASE AND SALE............................    2

     (S)1.1  Asset Purchase and Sale...........................    2
     (S)1.2  Excluded Assets...................................    2
     (S)1.3  Liabilities Assumed...............................    3
     (S)1.4  Purchase Price....................................    3
     (S)1.5  Closing...........................................    4
     (S)1.6  Conveyance Documents..............................    5
     (S)1.7  Possession........................................    5
     (S)1.8  Other Consideration...............................    5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF ADP..............    6

     (S)2.1  Organization and Standing.........................    6
     (S)2.2  Power and Authority...............................    6
     (S)2.3  Capitalization of Each of ADP and American........    6
          (a) ADP Stock........................................    6
          (b) American Stock...................................    7
     (S)2.4  Conflicts; Consents and Approvals.................    7
     (S)2.5  Litigation........................................    7
     (S)2.6  Brokerage and Finder's Fees.......................    8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE
              SHAREHOLDERS.....................................    8

     (S)3.1  Organization and Standing.........................    8
     (S)3.2  Capitalization and Security Holders...............    8
          (a)  Stock...........................................    8
          (b)  Stock Ownership.................................    9
          (c)  Due Authorization and Issuance..................    9
          (d)  No Other Commitment.............................    9
          (e)  Compliance with Laws; Liens.....................    9
     (S)3.3  Subsidiaries......................................    9
     (S)3.4  Business of RDG...................................    9
     (S)3.5  Power and Authority; Capacity.....................    9
     (S)3.6  Consents and Approvals............................   10
     (S)3.7  Financial Statements..............................   10
     (S)3.8  Undisclosed Liabilities...........................   11
     (S)3.9  Absence of Certain Changes........................   11
     (S)3.10 Taxes.............................................   13
     (S)3.11 Compliance with Law...............................   14
     (S)3.12 Proprietary Rights................................   15
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                                      -i-
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     (S)3.13 Restrictive Documents or Laws.....................   16
     (S)3.14 Insurance.........................................   17
     (S)3.15 Bank Accounts, Depositories; Powers of Attorney...   17
     (S)3.16 Title to and Condition of Properties..............   17
     (S)3.17 Brokers, Finders..................................   19
     (S)3.18 Legal Proceedings, etc. ..........................   19
     (S)3.19 ERISA.............................................   19
     (S)3.20 Contracts.........................................   22
     (S)3.21 Accounts Receivable...............................   24
     (S)3.22 No Conflict or Default............................   24
     (S)3.23 Books of Account; Records.........................   25
     (S)3.24 Compensation......................................   25
     (S)3.25 Labor Relations...................................   26
     (S)3.26 Suppliers and Third Party Payors..................   26
     (S)3.27 Medicare and Medicaid.............................   27
     (S)3.28 Investment Intent.................................   27
     (S)3.29 Disciplinary Actions..............................   28
     (S)3.30 Complete Disclosure...............................   28

ARTICLE IV  COVENANTS OF THE PARTIES...........................   28

     (S)4.1  Mutual Covenants..................................   28
          (a)  General.........................................   28
          (b)  Governmental Matters............................   28
          (c)  Parties' Employees..............................   28
     (S)4.2  Covenants of RDG and the Shareholders.............   29
          (a)  Delivery of Interim Statements..................   29
          (b)  Conduct of Business.............................   29
          (c)  Exclusive Rights................................   30
          (d)  Access to Records and Other Due Diligence.......   31
          (e)  Disclosures.....................................   31
          (f)  Employee Retention..............................   32
          (g)  Affiliate Indebtedness..........................   32
          (h)  Distributions...................................   32
          (i)  Subordination Agreement.........................   32
          (j)  Reorganization of RDG...........................   32
          (k)  Notices of Certain Events.......................   33
          (l)  Representations and Warranties..................   33
          (m)  Noncompetition..................................   33
          (n)  Injunctive Relief...............................   34
          (o)  Third-Party Payor Agreements....................   35
     (S)4.3  Covenants of ADP..................................   35
          (a)  Representations and Warranties..................   35
          (b)  Notices of Certain Events.......................   35

ARTICLE V  CONDITIONS..........................................   36

     (S)5.1  Mutual Conditions.................................   36
          (a)  Legal Prohibition...............................   36
          (b)  Governmental Approvals..........................   36
     (S)5.2  Conditions to Obligations of RDG and the
              Shareholders.....................................   36

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                                      -ii-
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          (a)  Representations and Warranties..................   36
          (b)  Performance of Agreement........................   36

          (c)  Certificate.....................................   36
          (d)  Opinion of Counsel..............................   36
          (e)  Service Agreement...............................   37
          (f)  Authority.......................................   37
     (S)5.3  Conditions to Obligations of ADP..................   37
          (a)  Representations and Warranties..................   37
          (b)  Performance of Agreement........................   37
          (c)  Certificate.....................................   37
          (d)  New PC..........................................   37
          (e)  Service Agreement...............................   37
          (f)  Authority.......................................   37
          (g)  Professional Personnel..........................   37
          (h)  Financial Statements............................   38
          (i)  Opinion of Counsel..............................   38
          (j)  Existing Employment and Deferred
                 Compensation Agreements.......................   38
          (k)  Third Party Consents............................   38
          (l)  Restrictive Conditions..........................   38
          (m)  Defaults........................................   38
          (n)  Material Adverse Change.........................   38
          (o)  Books and Records...............................   38
          (p)  Compliance with Laws............................   38
          (q)  Related-Party Transactions......................   39
          (r)  Other Contractual Relationships.................   39
          (s)  Current Financial Characteristics...............   39
          (t)  New Leases......................................   42

ARTICLE VI  TERMINATION AND AMENDMENT..........................   39

     (S)6.1  Termination.......................................   39
          (a)  Termination by RDG and the Shareholders.........   39
          (b)  Termination by ADP..............................   40
     (S)6.2  Amendment.........................................   40
     (S)6.3  Extension; Waiver.................................   40

ARTICLE VII  INDEMNIFICATION...................................   41

     (S)7.1 Survival of Representations, Warranties and
              Agreements.......................................   41
     (S)7.2 Indemnification....................................   41
     (S)7.3 Limitations on Indemnification.....................   42
     (S)7.4 Procedure for Indemnification with Respect
              to Third Party Claims............................   43
     (S)7.5 Procedure For Indemnification with Respect
              to Non-Third Party Claims........................   44
     (S)7.6 Right of Setoff....................................   45
     (S)7.7 Liability Limitation...............................   45
     (S)7.8 Indemnification of the Shareholders................   45
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                                     -iii-
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ARTICLE VIII  MISCELLANEOUS....................................   46

     (S)8.1  Power of Attorney.................................   46
     (S)8.2  Notices...........................................   46
     (S)8.3  Non-Waiver........................................   48
     (S)8.4  Genders and Numbers...............................   48
     (S)8.5  Headings..........................................   48
     (S)8.6  Counterparts......................................   48
     (S)8.7  Entire Agreement..................................   48
     (S)8.8  No Third Party Beneficiaries......................   48
     (S)8.9  Governing Law.....................................   48
     (S)8.10 Successors; Assignment............................   48
     (S)8.11 Remedies..........................................   49
     (S)8.12 Expenses..........................................   49
     (S)8.13 Announcements.....................................   49
     (S)8.14 Severability......................................   49

INDEX OF RDG SCHEDULES.........................................   51

INDEX OF EXHIBITS..............................................   52
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                                      -iv-

                           DEFINED TERMS LOCATOR LIST
                           --------------------------


Term                                           Section
----                                           -------

1997 Financial Statements                      3.7(a)

Acquisition Proposal                           4.2(c)

Additional Documents                           7.1(a)

ADP                                            Introduction

ADP Stock                                      2.3(a)

Agent                                          8.1

Affiliate                                      3.19(a) (for (S)1.2(e),
                                               (S)1.3(b), and (S)3.19 only);
                                               3.21 for rest of Agreement)

Affiliated Company                             4.2(m)

Agreement                                      Introduction

American                                       Introduction

Applicable Laws                                3.11

Asset Purchase                                 Background Information

Assets                                         1.1

Assumed Liabilities                            1.3

Assumption Agreement                           1.4(a)(iii)

Benefit Arrangements                           3.19(e)

Cash Consideration                             Background Information

Closing                                        1.5

Closing Date                                   1.5

Code                                           1.4

Current Ratio                                  5.3(s)

Damages                                        7.2(a)

Deferred Payments                              1.4(b)

Employee Plans                                 3.19(a)

Entity                                         3.3

Environmental Laws                             3.11

Equipment                                      1.1(a)

ERISA                                          3.19(a)

Excluded Liabilities                           7.2(b)

Existing Ruling                                3.22

Financial Statements                           3.7(a)

First Anniversary                              1.4(b)(i)

First Year Fee                                 1.4(b)(i)

Five-Year Employment Agreement                 4.2(j)(ii)

Goodwill                                       1.1(e)

Governmental Programs                          3.27

Governmental Reimbursement Laws                3.27

Incorporated Documents                         8.7

Indemnifiable Claims                           7.2(b)

Indemnifying Party                             7.4(a)

Interim Statements                             3.7(b)

Material Adverse Effect                        3.9(a)

New Leases                                     5.2(f)

Note                                           Background Information

One-Year Employment Agreement                  4.2(j)(iii)(B)

Outside Closing Date                           6.1(a)(iii)

Parties                                        Background Information

Pension Plans                                  3.19

Permits                                        3.11

Pre-Closing Period                             4.2(b)

Proprietary Rights                             3.12

Purchase Price                                 1.4

RDG                                            Introduction

RDG Expansion Area                             4.3(d)

RDG Facilities                                 5.2(f)

RDG Receivables                                1.9(a)

RDG Schedules                                  Article III, first paragraph

RDG Stock                                      3.2(a)

RDG Working Capital Liabilities                1.9(b)

Related Party Payables                         3.21

Related Party Receivables                      3.21

Response Period                                7.4(a)

Restricted Expansion                           4.3(d)

Restricted Period                              4.2(m)

Restricted Territory                           4.2(m)

Second Anniversary                             1.4(b)(ii)

Second Year Fee                                1.4(b)(ii)

Securities Act                                 3.2(e)

Service Agreement                              5.3(e)

Shareholders                                   Introduction

Shareholders' Consideration                    Background Information

Software                                       3.12

Subordination Agreement                        4.2(i)

Supplier Agreements                            1.1(f)

Supplies                                       1.1(b)

Tax Returns                                    3.7(a)

Third-Party Claim                              7.4(a)

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This Asset Purchase Agreement (this "Agreement") is made effective June 3, 1998, among American Dental Partners, Inc., a Delaware corporation ("ADP"), American Dental Partners of Virginia, Inc., a Delaware corporation and wholly-owned subsidiary of ADP ("American"), Reston Dental Group, P.C., a Virginia professional corporation ("RDG"), and the shareholders of RDG, as identified on Exhibit A attached to this Agreement (the "Shareholders").


                             BACKGROUND INFORMATION
                             ----------------------

     A. RDG desires to sell, and American desires to purchase, substantially all of the assets of RDG (the "Asset Purchase") for total consideration consisting of: (i) cash in the amount of $4,100,000 (the "Cash Consideration");
(ii) a subordinated promissory note from ADP in the form agreed upon by the Parties in the aggregate original principal amount of $900,000 (the "Note");
(iii) the Deferred Payments (defined in (S)1.4, below); and (iv) the assumption by American of the Assumed Liabilities (defined in (S)1.3, below). In addition, ADP will pay directly to the Shareholders cash in the aggregate amount of $4,000,000 (the "Shareholders' Consideration"), as described in (S)1.8, below. ADP, American, RDG and the Shareholders (the "Parties") also desire to consummate the other transactions contemplated by this Agreement.

     B. The board of directors of ADP has determined that the Asset Purchase and the other transactions described in this Agreement are desirable and in the best interests of its shareholders, and the board of directors of RDG and each Shareholder has determined that the Asset Purchase and the other transactions described in this Agreement are desirable and in the best interests of RDG and the Shareholders.


                             STATEMENT OF AGREEMENT
                             ----------------------

     The Parties hereby acknowledge the foregoing Background Information and agree as follows:


                                   ARTICLE I
                            ASSET PURCHASE AND SALE
                            -----------------------

     (S)1.1  Asset Purchase and Sale.  On the Closing Date, and on the terms and
             -----------------------
subject to the conditions described in this Agreement, RDG shall sell, assign, transfer, convey, and deliver to American, and American shall purchase from RDG, substantially all of RDG's assets, rights, and business operations (the "Assets"), including without limitation the following:

          (a) All furniture, fixtures, and equipment (collectively, the "Equipment");

          (b) All office and dental supplies (collectively, the "Supplies");

          (c)  [Intentionally omitted;]

          (d)  [Intentionally omitted;]

          (e) The goodwill value of RDG's business operations as a going concern (the "Goodwill"), provided that the Parties acknowledge that neither ADP nor American shall acquire, nor shall either of them operate, the dental practice of RDG, which shall continue to be operated by RDG;

          (f) All rights under any agreements with equipment vendors or other suppliers (the "Supplier Agreements");

          (g)  [Intentionally omitted;] and

          (h) All rights, titles, and interests in the Proprietary Rights and the Software (each as defined in (S)3.12, below).

     (S)1.2  Excluded Assets.  Notwithstanding any other provision of this
             ---------------
Agreement to the contrary, the following items shall be excluded from the
Assets:

          (a)  All patient records of RDG;

          (b) Agreements with third parties providing for payment for dental services;

          (c) All contracts with patients of RDG for the future provision of dental or orthodontic services;

          (d)  All accounts receivable;

          (e) To the extent any of the following items listed in this (S)1.2(e) constitute or could be construed to constitute assets of RDG, all Employee Plans, Benefit Arrangements, and Pension Plans (each as defined in (S)3.19, below) of RDG; all contracts, agreements, plans or arrangements covering any employee, former employee, Shareholder, or former shareholder of RDG or any of its affiliates (as defined in (S)3.19(a), above) that, individually or collectively, give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code; and all union contracts and employment contracts or arrangements providing for annual future compensation to any Shareholder or employee or independent contractor of RDG;

          (f) All corporate books and records of RDG, including without limitation the corporate minute book, stock ledger, books of account, general ledgers, financial statements, bank account lists and tax returns and records (provided that American and ADP shall have reasonable access to such books and records during the term of the Service Agreement); and

          (g) Any other assets of RDG which American elects not to purchase or is prohibited from purchasing under applicable law.

     (S)1.3  Liabilities Assumed.  At the Closing, American shall assume only
             -------------------
the following liabilities of RDG (collectively, the "Assumed Liabilities"):
RDG's liabilities relating to its recent purchase of new intraoral cameras and related equipment, not to exceed $90,000 in the aggregate.

     Except as specifically provided in the first paragraph of this (S)1.3, neither ADP nor American shall assume, or in any way be liable or responsible for, any claims, liabilities, obligations, or debts of RDG or any Shareholder, including without limitation any liabilities of RDG relating to: (a) taxes payable, including without limitation income taxes, real estate taxes, or employment taxes; (b) any pension, profit sharing, or employee benefit plans covering any of the employees of RDG for any period prior to the Closing, including without limitation any liability in respect of post-retirement health and medical benefits for retired employees of RDG or any of its affiliates (as defined in (S)3.19(a), below); (c) express or implied warranties; (d) any acts or omissions of RDG or its employees prior to the Closing (including without limitation those related directly or indirectly to any malpractice claim asserted against RDG or any Shareholder or any other tort claim asserted against RDG or any Shareholder); (e) claims for breach of contract; and (f) other claims of any kind whatsoever, or any other liabilities of RDG or any Shareholder, direct or contingent.

     (S)1.4  Purchase Price.  The total purchase price for the Assets (the
             --------------
"Purchase Price") shall consist of the Cash Consideration (subject to adjustment as provided below), the Note, the Deferred Payments (defined below), and the assumption of the Assumed Liabilities by American and shall be paid as follows:

          (a) The Purchase Price (other than the Deferred Payments) shall be paid to RDG, at Closing, as follows:

               (i)  American shall pay the Cash Consideration by wire transfer;

               (ii)  ADP shall issue and deliver the Note; and

               (iii) American shall assume the Assumed Liabilities by executing and delivering an assumption agreement in the form agreed upon by the Parties (the "Assumption Agreement").

               Notwithstanding the foregoing to the contrary, if, during the 90-day period beginning on the Closing Date, RDG has insufficient funds to pay any amount payable by RDG and American or ADP advances funds to RDG to cover such deficiency, then, immediately upon request of American or ADP, RDG shall repay in cash the amount advanced, without interest, which shall be deemed to be a reduction of the Purchase Price.

          (b) After the Closing, American shall make deferred payments to RDG in the following amounts and on the following terms and conditions (the "Deferred Payments"):

               (i) Not later than 90 days after the first anniversary of the Closing Date (the "First Anniversary"), American shall pay to RDG an amount equal to five times the amount, if any, by which the Service Fee (as defined in the Service Agreement) paid to American by RDG pursuant to the Service Agreement (defined in (S)5.3(c), below) during the one-year period beginning on the Closing Date (the "First Year Fee") exceeds $1,300,000;

               (ii) Not later than 90 days after the second anniversary of the Closing Date (the "Second Anniversary"), American shall pay to RDG an amount equal to five times the amount, if any, by which the Service Fee paid to American by RDG pursuant to the Service Agreement during the one-year period beginning on the First Anniversary (the "Second Year Fee") exceeds the greater of $1,450,000 or the First Year Fee; and

               (iii) Not later than 90 days after the third anniversary of the Closing Date, American shall pay to RDG an amount equal to five times the amount, if any, by which the Service Fee paid to American by RDG pursuant to the Service Agreement during the one-year period beginning on the Second Anniversary exceeds the greater of $1,560,000 or the Second Year Fee.

     ADP hereby guarantees to RDG the timely payment of any Deferred Payments payable by American to RDG pursuant to the preceding provisions. In addition, all calculations as to whether Deferred Payments are to be made and, if so, in what amount shall be made only with regard to the facilities and operations of RDG existing as of the Closing Date and without regard to any revenues, fees, or expenses related to any new facilities or operations of RDG added (whether by expansion or otherwise) after the Closing Date.

     The Purchase Price shall be allocated among the Assets in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder. RDG and ADP shall use all reasonable efforts to (i) agree upon a preliminary allocation at or prior to the Closing, and (ii) agree upon a final allocation as soon as practicable after the Closing and completion of RDG's final financial statements as of the Closing Date. The allocation of the Purchase Price determined under this (S)1.4 shall be binding on the Parties, shall be used for all purposes on their respective Federal, state, and local income tax returns, and shall be supported by them in any audits or other disputes or litigation involving any such returns. In the event of any disagreements regarding the final allocation of the Purchase Price, such final allocation shall be determined by the firm of independent certified public accountants then retained by ADP, whose determination shall be binding on all Parties; provided that such allocation must be generally consistent with the preliminary allocation agreed upon by ADP and RDG and the provisions of this paragraph.

     ADP and RDG shall timely prepare and file all required tax reports and returns with respect to the allocation of Purchase Price under this (S)1.4, such as Internal Revenue Service Form 8594 or any equivalent statement, and shall furnish the other Parties with a copy of any such form or statement no later than 10 days prior to the required filing date. RDG and the Shareholders shall pay, and shall hold ADP and American harmless from and against, any and all transfer or recordation taxes, assessments, and other similar charges that may be due and payable, or which relate in any way, to the transfer of the Assets by RDG to American.

     (S)1.5  Closing.  The closing of the Asset Purchase (the "Closing") shall
             -------
be held at the offices of McNamee, Hosea, Jernigan & Kim, P.A., 6411 Ivy Lane, Suite 200, Greenbelt, Maryland, commencing at 10:00 a.m., local time, on such date as may be reasonably designated by the Parties; provided that: (a) the date for the Closing (the "Closing Date") shall be not later than 15 business days after the satisfaction or waiver of all contingencies set forth in Article V of this Agreement; and (b) the Closing shall be effective as of 12:01 a.m., local time, on June 1, 1998, unless otherwise agreed by RDG and ADP.

     (S)1.6  Conveyance Documents.  At the Closing, RDG shall convey, assign,
             --------------------
and transfer its Assets to American through the execution and delivery of the following documents:

          (a) A bill of sale of the Equipment and Supplies, in the form agreed upon by the Parties;

          (b) An assignment of the Goodwill in the form agreed upon by the Parties;

          (c) An assignment of the Supplier Agreements in the form agreed upon by the Parties;

          (d)  [Intentionally omitted];

          (e) An assignment of the Proprietary Rights and Software in the form agreed upon by the Parties; and

          (f) Such other assignment or conveyance documents as may be reasonably requested by ADP or American.

     If consents or approvals of any other parties are required for any conveyances, assignments, or transfers contemplated by this Agreement, RDG and the Shareholders shall, with the cooperation of ADP, use commercially reasonable efforts to cause those consents or approvals to be obtained prior to the Closing. Each party shall bear its own costs and expenses incurred in obtaining such consents or approvals; provided that all special, unusual, or extraordinary costs and expenses charged by parties granting such consents or approvals shall be paid by RDG.

     (S)1.7  Possession.  American shall be entitled to exclusive possession of
             ----------
the Assets as of the Closing.

     (S)1.8  Consideration for Shareholder Obligations.  The Parties acknowledge
             -----------------------------------------
and agree that (a) the Asset Purchase and other transactions contemplated by this Agreement are based largely upon ADP's assessment of the value of RDG as a going concern, which continued value will directly impact the amount of the Service Fee paid to American under the Service Agreement and, thus, determine ADP's overall profit or loss on the Asset Purchase and other transactions contemplated by this Agreement; (b) but for the continued commitments of the professionals who are the Shareholders of RDG, such going concern value would be greatly diminished; and (c) such going concern value is based in large part upon the relationship such professionals (the Shareholders hereunder) have with their patients, the value of which is a personal asset of such professionals and not a corporate asset. In consideration of the foregoing and the performance by the Shareholders of their obligations under (S)4.2(j), below, at the Closing, ADP shall pay or cause American to pay directly to the Shareholders, by wire transfer, the Shareholders' Consideration, which shall be allocated among the Shareholders as they determine and direct ADP prior to Closing (by written notice signed by all the Shareholders).

     (S)1.9  Accounts Receivable and Working Capital of RDG.  The Parties
             ----------------------------------------------
acknowledge and agree that:

          (a) the Assets do not include any accounts or notes receivable of RDG existing as of 11:59 p.m., May 31, 1998 (the "RDG Receivables") and none of the RDG Receivables shall be assigned to ADP or American pursuant to this Agreement;

          (b) the Assumed Liabilities do not include any of RDG's working capital liabilities incurred in the ordinary course of business reflected on RDG's books as of 11:59 p.m., May 31, 1998, including trade payables, accrued compensation and benefits, tax withholdings, accrued rent expense, and patient refunds (the "RDG Working Capital Liabilities"), and none of the RDG Working Capital Liabilities shall be assumed by ADP or American pursuant to this Agreement; and

          (c) RDG shall pay American 30 percent of the amount by which amounts collected on the RDG Receivables by RDG exceed the RDG Working Capital Liabilities which constitute "Clinic Expenses" as defined in the Service Agreement, which payment shall be calculated and paid consistent with Exhibit B attached hereto, which is hereby incorporated herein by reference.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF ADP
                     -------------------------------------

     In order to induce RDG and the Shareholders to enter into this Agreement, ADP hereby represents and warrants to RDG and the Shareholders that the statements contained in this Article are true, correct and complete:

     (S)2.1  Organization and Standing.  ADP is a corporation duly organized,
             -------------------------
validly existing and in good standing under the laws of the State of Delaware. American is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of ADP and American has full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted and is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on ADP and its subsidiaries, taken as a whole.

     (S)2.2  Power and Authority.  Each of ADP and American has all requisite
             -------------------
corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of each of ADP and American. This Agreement has been duly executed and delivered by each of ADP and American and constitutes the legal, valid and binding obligation of each of ADP and American, enforceable against each of ADP and American in accordance with its terms.

     (S)2.3  Capitalization of Each of ADP and American.  As of the date of this
             ------------------------------------------
Agreement:

          (a) ADP Stock.  ADP's authorized capital stock (the "ADP Stock")
              ---------
     consists solely of (i) 25,000,000 shares of common stock, par value $.01 per share, of which 7,416,512 are issued and outstanding, and (ii) 1,000,000 shares of undesignated preferred stock, par value $.01 per share, none of which are issued and outstanding. Each outstanding share of capital stock of ADP is duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights.

          (b) American Stock.  American's authorized capital stock consists
              --------------
     solely of 100 shares of common stock, par value $.01 per share, all of which are issued, outstanding and owned by ADP.

     (S)2.4  Conflicts; Consents and Approvals.  The execution and delivery of
             ---------------------------------
this Agreement by ADP and American and the consummation by them of the transactions contemplated in this Agreement will not:

          (a) Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ADP or American under any of the terms, conditions or provisions of the certificate of incorporation or bylaws, each as amended to date, of ADP or American, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which ADP or American is a party and which is material to ADP and its subsidiaries (including, without limitation, American), taken as a whole;

          (b) Violate any order, writ, injunction, decree, statute, rule or regulation, applicable to ADP or American or its properties or assets; or

          (c) Require any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority, other than such actions taken in respect of federal and state securities laws as are contemplated by this Agreement.

     (S)2.5  Litigation.  There is no suit, claim, action, proceeding or
             ----------
investigation pending or, to the best knowledge of ADP, threatened against ADP or American which, individually or in the aggregate, is reasonably likely to have a material adverse effect on ADP and its subsidiaries, taken as a whole, or a material adverse effect on the ability of ADP or American to consummate the transactions contemplated in this Agreement. Neither ADP nor American is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a material adverse effect on it or a material adverse effect on the ability of ADP or American to consummate the transactions contemplated by this Agreement.

     (S)2.6  Brokerage and Finder's Fees.  Neither ADP nor any of its
             ---------------------------
subsidiaries (including, without limitation, American), shareholders, directors, officers or employees has incurred, or will incur on behalf of ADP or American, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     (S)2.7  Prior Affiliations; Initial Public Offering.  ADP has received no
             -------------------------------------------
notice (a) that any dental practice or group that is affiliated with ADP or any subsidiary of ADP has filed or asserted any claim against ADP or such subsidiary alleging a breach of the acquisition or affiliation agreement between such practice or group and ADP or such subsidiary, or (b) from any federal or state securities regulatory authority of any violation of any federal or state securities law related to the initial public offering by ADP of its common stock.

     The representations and warranties contained in this Article shall survive the execution, delivery and performance of this Agreement and the Additional Documents (as defined in (S)7.1(a)) but shall expire automatically on the third anniversary of the Closing Date.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS
                              -------------------

     In order to induce ADP to enter into this Agreement, RDG and the Shareholders hereby jointly and severally represent and warrant to ADP and American that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules referred to in this Article and delivered by RDG to ADP on or prior to the date of this Agreement (collectively, the "RDG Schedules").

     (S)3.1  Organization and Standing.  RDG is a corporation duly organized,
             -------------------------
validly existing, and in good standing under the laws of the State of Virginia with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. RDG is duly qualified to do business in each jurisdiction listed in Schedule 3.1, is not qualified to do business in any other jurisdiction, and neither the nature of the business conducted by RDG nor the properties it owns, leases or operates requires it to qualify to do business in any other jurisdiction. RDG has not received any written notice or assertion within the last three years from any governmental official in any jurisdiction to the effect that it is required to be qualified or authorized to do business in any such jurisdiction, in which it is not so qualified or has not obtained such authorization. RDG is not in default in the performance, observation or fulfillment of any provision of its articles of incorporation, bylaws, or other organizational documents, each as amended to date.

     (S)3.2  Capitalization and Security Holders.
             -----------------------------------

          (a)  Stock.  The authorized capital stock of RDG consists solely of
               -----
     5,000 shares of common stock, par value $1.00 per share,(the "RDG Stock"), of which 2,618 are issued and outstanding.

          (b) Stock Ownership.  The Shareholders own beneficially and of record
              ---------------
     all of the RDG Stock. Schedule 3.2 contains a correct and complete list of the names of the Shareholders and accurately identifies all of the RDG Stock owned by the Shareholders, respectively.

          (c) Due Authorization and Issuance.  Each outstanding share of RDG
              ------------------------------
     Stock has been duly authorized and validly issued, is fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights.

          (d) No Other Commitment.  Except as disclosed on Schedule 3.2, there
              -------------------
     are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by RDG or any Shareholder of any capital stock or other securities of RDG nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of RDG, and RDG has no obligation of any kind to issue any additional securities.

          (e) Compliance with Laws; Liens.  The issuance, sale, and transfer of
              ---------------------------
     all of the RDG Stock have been in full compliance with all applicable federal and state securities laws and other laws. All of the RDG Stock is free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal and state securities laws. RDG has not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder or under any state securities law.

     (S)3.3  Subsidiaries.  RDG owns no subsidiary corporations, nor does RDG
             ------------
own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise (hereinafter, simply "entity"). RDG is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

     (S)3.4  Business of the Companies.  RDG is and has been engaged in the
             -------------------------
business of providing general dentistry and specialty dental services to its patients and is engaged in no other business whatsoever except as may be incidental to the foregoing.

     (S)3.5  Power and Authority; Capacity.  RDG has all requisite corporate
             -----------------------------
power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of RDG. Each Shareholder has full legal capacity, power, and authority to enter into this Agreement and perform his or her respective obligations under this Agreement. This Agreement has been duly executed and delivered by RDG and each Shareholder and constitutes the legal, valid and binding obligation of RDG and each Shareholder enforceable against each of them, respectively, in accordance with its terms. No other action or proceeding by or in respect of RDG or any Shareholder is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

     (S)3.6  Consents and Approvals.  Except for the consents described in
             ----------------------
Schedule 3.6, all of which shall be obtained prior to the Closing, neither the execution and delivery of this Agreement by RDG or any Shareholder nor the consummation of the transactions contemplated by this Agreement require or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

     (S)3.7  Financial Statements.
             --------------------

          (a) RDG shall furnish to ADP the balance sheets for such Company as of December 31, 1997, December 31, 1996, and December 31, 1995, and the related statements of income and retained earnings and cash flows for the fiscal year then ended, including, in each case, the related notes, all of which have been compiled by Smithers & Southerly, Ltd. (collectively, the "Financial Statements"). The Financial

     Statements as at and for the fiscal year ended December 31, 1997, are sometimes hereinafter referred to separately as the "1997 Financial Statements." The Financial Statements for RDG were prepared on the income tax basis, in accordance with a comprehensive basis of accounting, consistent with past practices, and were prepared from and are in accordance in all material respects with the books and records of RDG, shall be initialed for identification by the chief executive officer of RDG, and shall fairly present in all material respects the financial condition of RDG as of the dates stated and the results of operations of RDG for the periods then ended in accordance with such practices.

          (b) When delivered in accordance with (S)4.2(a) of this Agreement, the balance sheet as of the most recent month-end prior to the Closing Date, and the related statements of income and retained earnings and cash flows for the period beginning on the first day of RDG's current fiscal year through the most recent month-end prior to the Closing (collectively, the "Interim Statements"), shall have been prepared on the income tax basis, in accordance with a comprehensive basis of accounting, consistent with past practices (including those used in the 1997 Financial Statements), and shall fairly present the financial condition of RDG as of such date and the results of operations of RDG for such period then ended in accordance with such practices.

     (S)3.8  Undisclosed Liabilities.  Except as set forth in Schedule 3.8, RDG
             -----------------------
has no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

          (a) Those set forth in the 1997 Financial Statements which have not been paid or discharged since the date thereof;

          (b) Those arising from and after the date of this Agreement under agreements or other commitments specifically identified in Schedule 3.20; and

          (c) Current liabilities (determined in accordance with generally accepted accounting principles) incurred since December 31, 1997, in transactions in the ordinary course of business consistent with past practices which are properly reflected on RDG's books and records, are or will be properly reflected in the Interim Statements, and are not inconsistent with the other representations, warranties and agreements of the Shareholders and RDG set forth in this Agreement.

     (S)3.9  Absence of Certain Changes.  Except as set forth in Schedule 3.9,
             --------------------------
since December 31, 1997, there has not been:

          (a) Any material adverse change in or effect on the business, operations, assets, properties, prospects, rights or condition (financial or otherwise) of RDG, or the ability of RDG or any Shareholder to consummate the transactions contemplated by this Agreement, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change or effect (a "Material Adverse Effect");

          (b) Any declaration, setting aside or payment of any distribution or payment (in cash or in kind) by RDG to any Shareholder or any direct or indirect redemption, purchase or other acquisition by RDG of any of its capital stock or other securities or any rights or agreements to purchase or acquire any of its capital or stock or other securities;

          (c) Any increase in amounts payable by RDG to or for the benefit of, or committed to be paid by RDG to or for the benefit of, any Shareholder or any director or officer of RDG, or any consultant, agent or employee of RDG, or any relatives of any such person, or any increase in any benefits granted under any bonus, profit-sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person, excepting only (i) reimbursement, in the ordinary course of business consistent with past practices, of out-of-pocket expenses incurred by employees of RDG directly in connection with RDG's business, and (ii) compensation (including bonuses) or distributions to the Shareholders in amounts consistent with past practices or as otherwise approved by ADP;

          (d) Any transaction entered into or carried out by RDG other than in the ordinary and usual course of its business;

          (e) Any borrowing or agreement to borrow funds by RDG, any incurring by RDG of any other obligation or liability (contingent or otherwise), except current liabilities incurred in the usual and ordinary course of business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by either Company;

          (f) Any material change in RDG's method of doing business or any change in RDG's accounting principles or practices or its method of application of such principles or practices;

          (g) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of RDG;

          (h) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of RDG, other than in the usual and ordinary course of business consistent with past practices;

          (i) Any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $10,000 for any one purchase made by RDG or $25,000 for all such purchases made by RDG or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by RDG exceeding an aggregate of $10,000;

          (j) Any loan or advance made by RDG to any individual, firm, corporation or other entity;

          (k) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which RDG is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business and any compromise or settlement of accounts receivable in the ordinary course of RDG's business consistent with RDG's past practices;

          (l) Any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of RDG, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down; or

          (m) Any disciplinary or other similar action, proceeding, or investigation taken by the Virginia Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to RDG, any Shareholder, or any employee or, to the best of each Shareholder's knowledge, independent contractor of RDG.

     (S)3.10 Taxes.
             -----

          (a) RDG has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and any and all taxes, assessments, fees and other governmental charges due from RDG, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the 1997 Financial Statements or the Interim Statements and will be timely paid. No claim has been made by authorities in any jurisdiction where RDG did not file tax returns that it is or may be subject to taxation or to reporting therein.

          (b) Except as set forth on Schedule 3.10-1, RDG has delivered to ADP copies of all federal, state, local, and foreign income tax returns filed for taxable periods ended on or after December 31, 1995. Schedule 3.10-1 sets forth the dates and results of any and all audits conducted by taxing authorities against RDG or any Shareholder within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 3.10-1, all deficiencies resulting from any audits have been paid or settled. There are no pending or, to the best of each Shareholder's knowledge, threatened federal, state, local or foreign tax audits or assessments affecting RDG or any Shareholder and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of RDG.

          (c) RDG is not, on the date of this Agreement, nor will it be as of the Closing Date, liable for taxes, assessments, fees or governmental charges for which it has not made adequate provision, including setting aside a sufficient reserve to cover that potential liability in full in the 1997 Financial Statements or the Interim Statements.

          (d) There exists no tax-sharing agreement or arrangement pursuant to which RDG is obligated to pay the tax liability of any other person or entity, or to indemnify any other person or entity with respect to any tax.

          (e) Schedule 3.10-2 includes a list of all states, territories and jurisdictions to which any tax is properly payable by RDG or in which a tax report must be filed.

     (S)3.11 Compliance with Law.  Except as set forth in Schedule 3.11-1, RDG
             -------------------
has complied and is in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority, agency, or instrumentality relating to RDG, or its business or properties, including without limitation all zoning, fire, safety, building, and asbestos laws, ordinances, regulations and requirements, Environmental Laws (defined below), Governmental Reimbursement Laws (defined in (S)3.27), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees; all laws, rules, and regulations relating to the licensing or credentialing of dentists, endodontists, periodontists, prosthodontists, pediatric dentists, orthodontists, oral surgeons, certified registered dental assistants, hygienists, and other dental care professionals involved with the business of RDG; all federal or state laws and regulations relating to fraud and abuse; and all related laws, ordinances, regulations and requirements (collectively, the "Applicable Laws"). Except as set forth in Schedule 3.11-1, RDG has not been charged with or given notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of RDG). Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties of the Shareholders set forth in this paragraph regarding compliance by RDG with all zoning, fire, safety, building, and asbestos laws, ordinances, regulations and requirements, Environmental Laws, Governmental Reimbursement Laws, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees are made to the best of each Shareholder's knowledge.

     Schedule 3.11-2 includes a list of all franchises, licenses, permits, consents, authorizations, approvals and certificates necessary for RDG to carry on its business as presently conducted (collectively, the "Permits"), each of which currently is owned by RDG and is valid and in full force and effect. Except as set forth in Schedule 3.11-3, RDG is not in violation of any of the Permits, and there are no pending or, to the best of each Shareholder's knowledge, threatened proceedings which could result in the revocation, cancellation or inability of RDG to renew any Permit.

     Except as set forth on Schedule 3.11-3, (i) RDG has never disposed of, or contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, radioactive waste or sewage sludge, except for disposal of such wastes or substances as are typically generated or used and disposed of by dental practices and which have been disposed of in accordance with prevailing general dental industry standards or practices, and (ii) to the best of each Shareholder's knowledge, no such wastes, substances, or sludge generated by RDG have finally come to be located on any site which is or has been (including as a potential or suspect site) included in any published federal, state, or local "superfund" or other list of hazardous or toxic waste sites.

     For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, and local environmental laws, statutes, ordinances, and codes relating to the protection of public health or the environment (including without limitation any water, land, subsurface, air, fish, wildlife, and other natural resources) or governing the use, storage, treatment, generation, transportation, processing, handling, management, production, or disposal of solid wastes, medical wastes, toxic substances, hazardous wastes, hazardous substances, petroleum, petroleum-based products, radio-nuclides, or other radioactive materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives of federal, state, and local government agencies and authorities with respect thereto.

     (S)3.12 Proprietary Rights.  Schedule 3.12-1 sets forth:
             ------------------

          (a) All material names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises, and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which RDG owns or has the right to use or to which RDG is a party; and

          (b) All filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this section being sometimes hereinafter referred to collectively as the "Proprietary Rights").

     Except as set forth in Schedule 3.12-2, RDG is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is no pending or, to the best of each Shareholder's knowledge, threatened investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to RDG's right, title or interest in any Proprietary Right.

     Other than those Proprietary Rights listed in Schedule 3.12-1, to the best of each Shareholder's knowledge, no name, patent, invention, trade secret, patient list, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of RDG in substantially the same manner as such business is presently conducted. To the best of each Shareholder's knowledge, no business of RDG has been or is now being conducted in contravention of any trademark, copyright or other proprietary right of any third party.

     Except as set forth in Schedule 3.12-3, none of the Proprietary Rights:
(i) has been hypothecated, sold, assigned or licensed by RDG, or any other person, corporation, firm or other entity; (ii) to the best of each Shareholder's knowledge, infringes upon or violates the rights of any person, firm, corporation, or other entity; (iii) is subject to challenge, claims of infringement, unfair competition or other claims; or (iv) to the best of each Shareholder's knowledge, is being infringed upon or violated by any person, firm, corporation or other entity.

     Except as set forth in Schedule 3.12-4: (A) RDG has not given, directly or indirectly, any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which RDG uses, licenses or sells; (B) to the best of each Shareholder's knowledge, no product, process, method or operation presently sold, engaged in or employed by RDG infringes upon any rights owned by any other person, firm, corporation or other entity; and (C) there is no pending or, to the best of each Shareholder's knowledge, threatened claim or litigation against RDG contesting the right of RDG to sell, engage in or employ any such product, process, method, or operation.

     RDG has no exclusive rights to own, use and license others to use the computer software used by it (the "Software") and is using the Software in compliance with the license agreements applicable thereto. Schedule 3.12-1 lists and briefly describes, and RDG has provided to ADP true, correct and complete copies of, all material licenses, agreements, documents and other materials relating to the Software and to the rights of RDG therein. RDG has not licensed or otherwise authorized any other person to use or make use of all or any part of the Software, nor has either of them granted, assigned or otherwise conveyed any right in or to the Software.

     (S)3.13 Restrictive Documents or Laws.  With the exception of the matters
             -----------------------------
listed in Schedule 3.13, neither RDG nor any Shareholder is a party to or bound under any mortgage, lien, lease, agreement, contract, instrument, law (to the best of each Shareholder's knowledge), order, judgment or decree, or any similar restriction not of general application, which materially and adversely affects, or reasonably could be expected so to affect: (a) the condition of RDG (financial or otherwise) or its assets; (b) the continued operation of RDG's assets after the Closing on substantially the same basis as such assets are currently operated; or (c) the consummation of the transactions contemplated by this Agreement; provided that, notwithstanding any provision of this Agreement to the contrary, any liability to ADP or American arising out of a breach by any Shareholder of the representation and warranty contained in this (S)3.13 shall be borne solely by such Shareholder.

     (S)3.14 Insurance. RDG has been and is insured with respect to its property
             ---------
and the conduct of its business in such amounts and against such risks as are sufficient for compliance with Applicable Laws in accordance with normal industry practice and as are adequate to protect the properties and businesses of RDG in accordance with normal industry practice. Such insurance is and has been provided by insurers unaffiliated with RDG, which insurers are, to the best of each Shareholder's knowledge, financially sound and reputable. Set forth in
Schedule 3.14 is a true, correct and complete list of all insurance policies and bonds, if any, in force for which RDG is named as an insured party, or for which RDG has paid any premiums, and such lists correctly state the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amounts, if any, the expiration date and the premium amount of each such policy or bond. Except as disclosed in Schedule 3.14, all such policies or bonds are currently in full force and effect and no notice of cancellation or termination has been received by RDG with respect to any such policy or bond. RDG will continue all such policies and bonds in full force and effect through the Closing. All premiums due and payable on such policies and bonds have been paid. Except as disclosed in Schedule 3.14, RDG is not a co-insurer under any term of any insurance policy.

     (S)3.15 Bank Accounts, Depositories; Powers of Attorney.  Set forth in
             -----------------------------------------------
Schedule 3.15 is a true, correct and complete list of the names and locations of all banks or other depositories in which RDG has one or more accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such Schedule 3.15, no person or entity has a power of attorney from RDG.

     (S)3.16 Title to and Condition of Properties.  Except as set forth in
             ------------------------------------
Schedule 3.16-1, RDG has good, valid and marketable title to all of its assets of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all assets shown or reflected on the 1997 Financial Statements). Except as set forth in
Schedule 3.16-2, all such assets are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including without limitation: (a) rights or claims of parties in possession; (b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties; and (h) violations of Environmental Laws and zoning, fire safety, building, and other laws, ordinances and regulations applicable to such properties. Notwithstanding any other provision of this Agreement to the contrary, the representation and warranty of the Shareholders regarding the violations described in (h) of this paragraph is made to the best of each Shareholder's knowledge. To the best of each Shareholder's knowledge, the current uses of all such assets are in compliance with all federal, state, local or other governmental building, zoning, health, safety, platting, subdivision or other law, ordinance or regulation, or any applicable private restriction, and such uses are legal conforming uses. Except as set forth in Schedule 3.16-3, no financing statement under the Uniform Commercial Code or similar law naming RDG as debtor has been filed in any jurisdiction, and RDG is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. Schedule 3.16-4 contains a complete and accurate legal description of all of the real property owned or leased by RDG (organized by category). RDG owns or leases no other real property.

     Except as set forth in Schedule 3.16-5, all real property and structures and all machinery, equipment, and other tangible personal property owned, leased or used by RDG which are material to the operation of RDG's business, are suitable for the purpose or purposes for which they are being used (including, to the best of each Shareholder's knowledge, full compliance with all Applicable Laws relating to such use), and are in good condition and repair. To the best of each Shareholder's knowledge, there are no material structural defects in the exterior walls or the interior bearing walls, the foundation or the roof of any building or other such structure owned or used by RDG, and the electrical, plumbing, heating systems, and air conditioning systems of all such structures are in good operating condition. To the best of each Shareholder's knowledge, no hazardous waste or toxic material has been disposed of, discharged on, or leaked from, or has otherwise contaminated, any real property owned, leased, or used by RDG. To the best of each Shareholder's knowledge, no hazardous waste or toxic material is stored upon or in any real property owned, leased, or used by RDG (including without limitation any underground storage tanks), except hazardous or infectious waste or toxic materials generated in the ordinary course of business. RDG has not received any notice of non-compliance or violations or threatened non-compliance or violations of any Environmental Laws relating to any real property owned, leased or used by RDG. Neither RDG (including all of its agents) nor any Shareholder has caused or permitted, and, to the best of each Shareholder's knowledge, no other party has caused or permitted, any hazardous waste or toxic material to be disposed of or discharged or leaked from, or otherwise contaminate any real property owned, leased or used by RDG. To the best of each Shareholder's knowledge, the utilities servicing the real properties owned or used by RDG are adequate to permit the continued operation of the business of RDG, and there are no pending or, to the best of each Shareholder's knowledge, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially affect such continued operation.

     (S)3.17 Brokers, Finders.  The transactions contemplated by this Agreement
             ----------------
were not submitted to RDG or any Shareholder by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of RDG or any Shareholder, submitted to ADP by any broker or other person, and none of the actions of RDG or any Shareholder has given rise to any claim by any person for a commission, finder's fee or like payment against any of the Parties.

     (S)3.18 Legal Proceedings, etc.  Except as listed and described in Schedule
             -----------------------
3.18, there are no (and over the last five years there have been no) claims, proceedings, suits or investigations pending or, to the best of each Shareholder's knowledge, threatened against or relating to RDG (or any Shareholder, or any of the employees or independent contractors of RDG in connection with the business or affairs of RDG), by or before any federal, state, local or foreign court or governmental body, agency, or authority. There are no such claims, proceedings, suits or investigations pending or, to the best of each Shareholder's knowledge, threatened for the purpose of enjoining or preventing the consummation of the Stock Purchase or any other transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.18, neither RDG nor any Shareholder is subject to any judgment, order or decree, or any governmental restriction applicable to him or it, which has a reasonable probability of having a Material Adverse Effect, or which may materially adversely affect the ability of RDG to acquire any property or conduct RDG's business as it is currently being conducted; provided that, notwithstanding any provision of this Agreement to the contrary, any liability to ADP or American arising out of a breach by any Shareholder of the representation and warranty contained in this sentence shall be borne solely by such Shareholder. Except as listed and described in Schedule 3.18, to the best of each Shareholder's knowledge, there are no facts, circumstances, or occurrences which may give rise to any claims, proceedings, or suits against RDG, any Shareholder, or any of the employees or independent contractors of RDG.

     (S)3.19 ERISA.
             -----

           (a) Schedule 3.19 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by RDG or any affiliate (as defined below) and covers any Shareholder, any employee or former employee of RDG or any affiliate or under which RDG or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to ADP together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as on Schedule 3.19.

          (b) No Employee Plan constitutes a "multiemployer plan," as defined in
     Section 3(37) of ERISA, or a "defined benefit plan," as defined in Section 3(35) and subject to Title IV of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code.
     No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Pension Plan, whether or not waived. Full payment has been made of all amounts which RDG or any affiliate is required to have paid as contributions to or benefits under any Employee Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any Employee Plan that have not been disclosed to ADP in writing prior to the Closing. Neither RDG nor any Shareholder knows of any "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan. No condition exists and no event has occurred that could constitute grounds for termination of any Employee or Pension Plan, and neither RDG nor any of its affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make RDG or any Shareholder subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or, to the best of each Shareholder's knowledge, threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any Employee Plan or any fiduciary or administrator thereof in their capacities as such.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. RDG has furnished to ADP copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee, any Shareholder or former shareholder of RDG or any of its affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

          (e) Schedule 3.19 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by RDG or any of its affiliates, and (iii) covers any employee or former employee, any Shareholder or former shareholder of RDG or any of its affiliates.
     Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to ADP, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

          (f) Except as set forth in Schedule 3.19, there is no liability in respect of post-retirement health and medical benefits for retired employees of RDG or any of its affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). RDG has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any Shareholder or other active employee of RDG under the terms of any such plan and descriptions thereof given to employees. With respect to any of RDG's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been timely compliance in all material respects with all requirements imposed thereunder so that RDG and its affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such Plan.

          (g) Except as set forth in Schedule 3.19, there has been no amendment to, written interpretation or announcement (whether or not written) by RDG or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the Closing.

          (h) Except as set forth in Schedule 3.19, RDG is not a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any Shareholder or employee or independent contractor of RDG.

          (i) The execution and consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of RDG that has not been specifically disclosed on Schedule 3.19 or which is not material to the financial condition or business of RDG.

          (j) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

          (k) Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties of the Shareholders set forth in this (S)3.19 are made to the best of each Shareholder's knowledge.

     (S)3.20 Contracts.  Schedule 3.20-1 lists and briefly describes all
             ---------
contracts, purchase orders, agreements, leases, executory commitments, arrangements and understandings (written or oral) to which RDG is a party which
(a)(i) involve payments or commitments in excess of $10,000 (in the aggregate) for any purchase order or $10,000 (in the aggregate) for any other contract, agreement, lease, commitment, arrangement, or understanding, or (ii) extend beyond one year (or both), or are otherwise material to the condition, operations, assets, or business of RDG, unless cancelable on 60 or fewer days' notice without any liability, penalty or premium, (b) are with any present or former shareholder, employee, agent or independent contractor of RDG, or any person related by blood or marriage to any such person or any person or entity controlling, controlled by or under common control with any such person not terminable at will, (c) provide for the future purchase by RDG of any materials, equipment, services or supplies and continue for a period of more than 12 months (including periods covered by any option to renew by either party) or provide for a price materially in excess of current market prices or is in excess of normal operating requirements over its remaining term, or (d) involve any of the following: (i) any borrowings or guarantees; (ii) any contracts containing covenants purporting to limit the freedom of RDG to compete in any line of business or provide any of their services in any geographic area; (iii) any obligation or commitment which limits the freedom of RDG to sell, lease, license or otherwise provide its services; (iv) any contract or agreement the performance of which can reasonably be expected to result in a loss to RDG; or
(v) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person. All of such contracts, agreements, leases, commitments, and other arrangements and understandings are valid and binding, in full force and effect and enforceable in accordance with their respective provisions.

     Schedule 3.20-2 lists and briefly describes all contracts, agreements, arrangements and understandings (written or oral) to which RDG is a party, under which RDG receives revenue, and which (i) involve payments or commitments to RDG in excess of $10,000 (in the aggregate), or (ii) are otherwise material to the condition, operations, assets, or business of RDG.

     To the best of each Shareholder's knowledge, RDG is not in violation of nor in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default of any contract, agreement, lease, commitment, arrangement or understanding of the type described in the preceding provisions of this section.

     RDG has delivered to ADP a correct and complete copy of the fee schedule which is currently in effect under each agreement with a third party payor to which RDG or any of its employees or independent contractors is a party or otherwise provides services, which fee schedules have been initialed by the chief executive officer of RDG for purposes of identification.

     Schedule 3.20-3 contains a correct and complete list of all dentists employed or otherwise retained by RDG.

     Schedule 3.20-4 sets forth an accurate and complete list of the 10 largest third party payors, in terms of revenue generation for RDG for the 12-month period ended March 31, 1998 who currently contract with RDG or any of its employees or independent contractors for the performance of, and reimbursement for, dental services. RDG has delivered to ADP an accurate and complete list of all individuals enrolled as patients with RDG as of March 31, 1998, pursuant to any such contract, which list has been initialed by the chief executive officer of RDG for purposes of identification, and the total number of such patients has been described on Schedule 3.20-4. Not less than five days prior to the Closing, the Companies shall update Schedule 3.20-4 to show the total number of individuals enrolled as patients with RDG as of May 15, 1998.

     Except as set forth in Schedule 3.20-5, RDG has not received any notice from any third party payor, patient, or supplier to the effect that such third party payor, patient, or supplier will terminate its relationship or unilaterally modify any terms of that relationship, where applicable, with either Company as a result of any transaction contemplated by this Agreement or otherwise.

     (S)3.21 Accounts Receivable.  RDG has delivered to ADP a correct and
             -------------------
complete list of its accounts receivable and notes receivable as of March 31, 1998, which lists have been initialed by the chief executive officer of RDG for purposes of identification. Except as set forth in Schedule 3.21-1, all accounts and notes receivable of RDG as of such date, and any accounts and notes receivable arising between such date and the Closing, are or will be collectible consistent with RDG's past practices and are or will be valid and subsisting and represent or will represent sales actually made or services actually provided in the ordinary and usual course of business of RDG consistent with past practices.

     Since March 31, 1998, except in the ordinary course of RDG's business consistent with RDG's past practices, there have been no accounts receivable of RDG converted to notes receivable or otherwise extended, except as listed in
Schedule 3.21-2, and from the date of this Agreement through the Closing Date, no accounts receivable of RDG will be converted to notes receivable, written off or otherwise extended without the prior written consent of ADP.

     Schedule 3.21-3 includes a list of all amounts payable to RDG by any Affiliate of RDG (the "Related Party Receivables") and all amounts payable by RDG to any Affiliate of RDG (the "Related Party Payables") as of May 31, 1998, specifying the payor, payee, and amount of each Related Party Receivable and Related Party Payable. For purposes of this Agreement, other than for (S)3.19, above, an "Affiliate" of RDG shall mean any shareholder, employee, representative, independent contractor or other agent of RDG, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with RDG or any such other person or entity.

     (S)3.22 No Conflict or Default.  Except for the consents described in
             ----------------------
Schedule 3.22, all of which shall be obtained prior to the Closing (unless otherwise expressly agreed by ADP in writing), neither the execution and delivery of this Agreement by RDG and the Shareholders, nor compliance by RDG and the Shareholders with the terms and provisions of this Agreement, including without limitation the consummation of the transactions contemplated by this Agreement, will violate in any manner any Applicable Laws or Permits (subject to the limitation set forth at the end of this (S)3.22) or conflict with or result in the breach of any term, condition or provision of the articles of incorporation, by-laws, or other organizational documents of RDG or of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation (subject to the limitation set forth at the end of this (S)3.22) or instrument to which RDG or any Shareholder is a party or by which RDG or any Shareholder, or any of RDG's or such Shareholder's assets, are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any assets of RDG, or give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the assets, contracts or business of RDG.

     To the best of each Shareholder's knowledge, there is no federal, state, or local statute, law, regulation, legislation, rule, policy, or general instruction, third party reimbursement system, or ruling, judgment, decree, or interpretation of any court, agency, or other governing body having jurisdiction over RDG (collectively, an "Existing Ruling") which (a) relates to the affiliation between RDG and American contemplated by this Agreement, and (b) is inconsistent with the representations and warranties of the Shareholders set forth in this (S)3.22 regarding whether such affiliation will violate in any manner any Applicable Laws or Permits or conflict with or result in a breach of any legal obligation. Any such Existing Ruling which is beyond the best knowledge of each Shareholder shall not constitute a breach of the representations and warranties set forth in this (S)3.22, nor shall any change in any Existing Ruling which occurs after the Closing.

     (S)3.23 Books of Account; Records.  RDG's general ledgers, corporate record
             -------------------------
book and other records relating to the material assets, contracts and outstanding legal obligations of RDG are, in all material respects, complete and correct, and have been maintained in accordance with good business practices, and the matters contained therein are appropriate and accurately reflected in the 1997 Financial Statements and the Interim Statements.

     (S)3.24 Compensation.  Schedule 3.24 sets forth the total salary, bonus,
             ------------
other corporate fringe benefits, perquisites, dividends and distributions allocated to or paid to each Shareholder during or with respect to calendar year ended December 31, 1997, and any changes to the foregoing which have occurred subsequent to December 31, 1997. Schedule 3.24 also lists and describes the current compensation of all employees of RDG (other than the Shareholders) whose total current salary and bonus exceeds $35,000 annually and any consultant, advisor, or independent contractor whose compensation exceeds $5,000 annually. No changes will be made by RDG in the amount or kind of any compensation being paid or provided to any individual listed in Schedule 3.24 from the amounts and kinds of compensation described therein prior to the Closing Date without ADP's prior written consent. Except as disclosed in Schedule 3.24, there are no other forms of compensation paid to any Shareholder or other employees or independent contractors of RDG. Except as disclosed in Schedule 3.24, the provisions for wages and salaries accrued in the 1997 Financial Statements are, and such provisions accrued on the Interim Statements will be, adequate for wages and salaries and other compensation to RDG's employees, including without limitation vacation pay, sick pay, accrued compensation to any dentist, and all commissions and other fees payable to agents, salesmen, independent contractors, and representatives of RDG. Except as set forth in Schedule 3.24, RDG has not become obligated, directly or indirectly, to any Shareholder or any of the other employees or independent contractors of RDG or any person related to such person by blood or marriage, except for current liability for such compensation.
Except as set forth in Schedule 3.24, no Shareholder or any other employees or independent contractors of RDG or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, RDG. RDG has no agreement or understanding with any of the employees, representatives or independent contractors of RDG which would influence any such person not to become associated with ADP from and after the Closing or from serving ADP after the Closing in a capacity similar to the capacity presently served. Except as set forth in Schedule 3.24, to the best of each Shareholder's knowledge, no employee of RDG has a present intention to leave the employ of RDG or has taken any action indicative of leaving the employ of RDG.

     (S)3.25 Labor Relations.  Except as set forth in Schedule 3.25, no
             ---------------
employees of RDG are represented by any labor union or covered under any collective bargaining agreement, and there is no unfair labor practice complaint against RDG pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the best of each Shareholder's knowledge, threatened against or involving RDG. No labor grievance has been filed with RDG; no arbitration proceeding which has had or may have such an effect has arisen out of or under a collective bargaining or other labor agreement and is pending; and no claim therefor has been asserted. No collective bargaining or other labor agreement is currently being negotiated by RDG and no union or collective bargaining unit represents RDG's employees. RDG has experienced no work stoppage or other material labor difficulty during the past five years.

     (S)3.26 Suppliers and Third Party Payors.  Except as set forth in Schedule
             --------------------------------
3.26, no supplier of products or services to RDG has indicated that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to RDG either prior to, or following the consummation of, any of the transactions contemplated by this Agreement. Schedule 3.26 sets forth (a) a list of all third party payors who have terminated their relationships with RDG since December 31, 1997, or have notified RDG or any Shareholder since December 31, 1997, that they intend to terminate their relationships with RDG, and (b) the gross receipts received from such third party payors for the 12-month period ending on December 31, 1997. Except as set forth in Schedule 3.26, neither RDG nor any Shareholder knows of any loss of a relationship with any third party payor that alone or in the aggregate comprises more than 1% of calendar 1997 actual revenues of RDG as shown in the 1997 Financial Statements, or knows of any third party payor that has indicated that it is considering or plans to discontinue using RDG as its provider of dental services as a result of any of the transactions contemplated by this Agreement.

     (S)3.27 Medicare and Medicaid.  Except as set forth in Schedule 3.27,
             ---------------------
neither RDG nor any Shareholder, nor any other dentist or other dental care professional employed or retained by RDG, is a provider of dental services through Medicare, Medicaid, or any other governmental health care reimbursement program (collectively, the "Governmental Programs"), nor has or does RDG or any such dentist or other dental care professional received or expect to receive any reimbursement under any such Governmental Programs. Neither RDG nor Shareholder, nor any employee, to the best of each Shareholder's knowledge, independent contractor or other agent of RDG has violated any law, statute, rule, regulation, or order under or relating to any Governmental Program, including without limitation those relating to fraud and abuse (the "Governmental Reimbursement Laws").

     (S)3.28 Investment Intent.  RDG is a corporation, not formed for the
             -----------------
specific purpose of acquiring the Note, with total assets in excess of $5,000,000. Each Shareholder is a resident of the State of Virginia. Each of the Shareholders is a natural person whose individual net worth or joint net worth with such Shareholder's spouse exceeds $1,000,000 or is a natural person who had individual income in excess of $200,000 in each of 1996 and 1997 or joint income with such Shareholder's spouse in excess of $300,000 in each of 1996 and 1997 and has a reasonable expectation of reaching the same income level in 1998. RDG and each Shareholder (a) by reason of its or his business and financial experience, and the business and financial experience of those persons advising it or him with respect to its or his investment in the Note, has, together with such advisors, such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of its or his prospective investment in the Note; (b) to its or his satisfaction, has been provided the opportunity to ask questions, receive answers, and obtain information from ADP concerning ADP, its business, and the terms and conditions of the Note, has had all such questions answered, and has been supplied all additional information deemed necessary by it or him to verify the accuracy of all information provided; (c) is acquiring the Note acquired by it or him for its or his own account for investment purposes only and without any view towards resale or other distribution; (d) except for the representations and warranties of ADP set forth in Article II of this Agreement, no representations or warranties have been made to it or him by or on behalf of ADP in connection with this transaction, and in making its or his investment in the Note, it or he is relying on the results of its or his own independent investigation; (e) understands that an investment in the Note is a speculative investment and has determined that it or he can bear the economic risks of its or his investment in the Note, can afford a complete loss of such investment, and is not relying upon any representation or warranty made by ADP, or any officer, director, shareholder, employee, agent, or representative of ADP regarding the value of the Note; and (f) understands that the issuance of the Note as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the Note are not and will not be registered under the Securities Act, the Securities Exchange Act of 1934, or any state securities laws, and that there will be no public market for the Note.

     (S)3.29 Disciplinary Actions.  Except as set forth in Schedule 3.29, during
             --------------------
the three year period ending on April 30, 1998, there have been no disciplinary or other similar actions, proceedings, or investigations taken by the Virginia Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to RDG, any Shareholder, or any employee, or, to the best of each Shareholder's knowledge, independent contractor of RDG or any of its affiliates.

     (S)3.30 Complete Disclosure.  No representation or warranty by the
             -------------------
Shareholders in this Agreement or the RDG Schedules contains, or will contain as of the Closing Date, any untrue statement of a material fact or omits, or will omit as of the Closing Date, a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES
                            ------------------------

     (S)4.1  Mutual Covenants.
             ----------------

          (a)  General.  Each Party shall use all reasonable efforts to take all
               -------
     actions and do all things necessary, proper or advisable to consummate the Asset Purchase and the other transactions contemplated by this Agreement, including without limitation using all reasonable efforts to cause the conditions set forth in this Article and Article V for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request.

          (b)  Governmental Matters.  Each Party shall use all reasonable
               --------------------
     efforts to take any action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

          (c)  Parties' Employees.  During the period beginning on the date of
               ------------------
     this Agreement and ending on the earlier of the Closing or one year following the termination or expiration of this Agreement pursuant to
     (S)6.1, below, neither ADP nor RDG shall, nor shall either of them permit any of its affiliates which are under its control to, employ any person who, at any time within the one-year period immediately preceding such employment, was employed by the other Party or any such affiliate of the other Party.

     (S)4.2  Covenants of RDG and the Shareholders.   RDG and the Shareholders
             -------------------------------------
hereby jointly and severally agree that:

          (a)  Delivery of Interim Statements.  RDG and the Shareholders shall
               ------------------------------
     cause the Interim Statements to be delivered to ADP as soon as reasonably practicable.

          (b) Conduct of Business.  Except as otherwise expressly contemplated
              -------------------
     by this Agreement, from the date of this

     Agreement until the Closing (the "Pre-Closing Period"): (i) neither RDG nor any Shareholder shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of RDG or otherwise, that would be contrary to or in breach of any of the provisions of this Agreement or which would cause any representations and warranties of the Shareholders contained in this Agreement to be or become untrue in any material respect; (ii) RDG shall conduct its business in the ordinary course substantially in accordance with past practices; and (iii) RDG and each Shareholder shall use all reasonable efforts to preserve RDG's business organization intact, keep available to ADP the present services of RDG's employees and independent contractors, keep available for RDG's post-Closing operations the services of the dentists and dental specialists who are employees and independent contractors of RDG, and preserve for ADP the goodwill of and all agreements with third parties with whom business relationships exist. Without limiting the generality of the foregoing, during the Pre-Closing Period, except as otherwise expressly contemplated by this Agreement or with the prior written consent of ADP, neither RDG nor any Shareholder shall:

               (i) Adopt or propose any change in the articles of incorporation, by-laws or other organizational documents of RDG or permit the transfer of any interest in any of the RDG Stock;

              (ii) Redeem, repurchase, or otherwise acquire any shares of capital stock of RDG; issue, deliver, or sell any capital stock or other securities of RDG; or grant any person or entity any right from RDG or any Shareholder to acquire any interest in any of the RDG Stock;

             (iii) Merge or consolidate with any other person or entity or acquire a material amount of assets of any other person or entity;

              (iv) Sell, lease, license, pledge, encumber, or otherwise dispose of any assets or property other than in the ordinary course of business consistent with past practices;

               (v) Incur, create, assume, or otherwise become liable for any indebtedness other than indebtedness incurred consistent with past practices (but subject in any event to (S)4.2(g) of this Agreement);

              (vi) Enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, salary increases, severance or termination pay to, any consultant, employee or independent contractor of RDG;

             (vii) Adopt, amend or terminate any employee benefit plan, except in accordance with (S)3.19, above, or increase, amend, or terminate any benefits to consultants, employees or independent contractors of RDG;

            (viii) Modify in any material way or terminate any of the contracts listed (or required to be listed) in Schedule 3.20 except in the ordinary course of business consistent with past practices;

              (ix) Settle any claims, litigation, or actions, whether now pending or hereafter made or brought, unless such settlement does not and could not have a Material Adverse Effect;

               (x) Engage in any transaction, or enter into any agreement, contract, lease, or other arrangement or understanding, with any Affiliate of RDG; or

              (xi) Agree or commit to do any of the foregoing.

               Notwithstanding the foregoing to the contrary, during the Pre-Closing Period, RDG may make distributions and pay bonuses to the Shareholders consistent with past practices or as otherwise agreed by ADP, subject to the financial conditions described in (S)5.3(s), below.

          (c) Exclusive Rights.  Neither RDG, nor any Shareholder, nor any of
              ----------------
     their respective Affiliates or representatives shall, directly or indirectly, solicit (including without limitation by way of furnishing or making available any non-public information concerning the business or assets of RDG) or engage in negotiations or discussions with, disclose any of the terms of this Agreement to, accept any offer from, furnish any information to, or otherwise cooperate, assist or participate with any person or organization (other than ADP and its representatives) regarding any Acquisition Proposal (defined below), except that any person or entity making an Acquisition Proposal may be informed of the restrictions contained in this sentence. RDG and Shareholders shall notify ADP promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, RDG or any Shareholder. For purposes of this Agreement, "Acquisition Proposal" shall mean any offer, proposal or expression of interest received by RDG or any Shareholder prior to the Closing Date regarding the acquisition by purchase, merger, lease, or otherwise of any interest in RDG, any of the business of RDG, or any material assets, customer relationships or other operations of RDG.

     (d) Access to Records and Other Due Diligence.  During the Pre-Closing
         -----------------------------------------
     Period, RDG and the Shareholders shall: (i) make or cause to be made available to ADP and its representatives, attorneys, accountants and agents, for examination, inspection, and review, the assets of RDG and all books, contracts, agreements, commitments, records and documents of every kind relating to RDG's business, and shall permit ADP and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times during normal business hours and upon reasonable notice, including without limitation access to all tax returns filed and in preparation and all audit and other work papers of Smithers and Southerly, Ltd. and all reports to management and related responses;
     (ii) permit representatives of ADP to interview suppliers, customers, and personnel of RDG, provided that a representative of RDG is present; and
     (iii) upon the reasonable written or oral request of ADP or its representatives, share with representatives of ADP all information related to the preparation of the Interim Statements.

          (e) Disclosures.  After the date of this Agreement, neither RDG nor
              -----------
     any Shareholder shall: (i) disclose to any person, association, firm, corporation or other entity (other than ADP and its representatives, attorneys, accountants, and agents or those designated in writing by ADP) in any manner, directly or indirectly, any proprietary information or data relevant to the business of RDG, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than ADP and its representatives, attorneys, accountants, and agents or those designated in writing by ADP) to use, in any manner, directly or indirectly, any such information or data, excepting only (A) use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this section by RDG or any Shareholder, and (B) disclosures of information to employees of RDG who need to know such information and use of such information by employees of RDG who need to use such information, in each use only to the extent necessary for the benefit of RDG or ADP.

          (f)  Employee Retention.  RDG and the Shareholders acknowledge that in
               ------------------
     ADP's view it is essential to the proposed successful operation of the business of RDG after the Asset Purchase that RDG retain substantially unimpaired its operating organization, including without limitation retaining its current employees, except for any changes contemplated by this Agreement. During the Pre-Closing Period, RDG and the Shareholders shall endeavor in good faith at all times to maintain good relations with all employees of RDG.

          (g) Affiliate Indebtedness.  During the Pre-Closing Period, RDG shall
              ----------------------
     not, and no Shareholder shall cause or permit RDG to, make any advances, loans, or extensions of credit to any Affiliate of RDG, or otherwise increase the Related Party Receivables, if any, owed to RDG by any Affiliate of RDG.

          (h) Distributions.  Except as permitted under the last paragraph of
              -------------
     (S)4.2 (b), above, during the Pre-Closing Period, RDG shall not, and no Shareholder shall permit RDG to, declare, set aside or pay any dividend or distribution (in cash or in kind) to any Shareholder.

          (i) Subordination Agreement.  At the Closing, RDG shall execute and
              -----------------------
     deliver to ADP a Subordination Agreement in the form agreed upon by the Parties (the "Subordination Agreement").

          (j) RDG Organization.  Not later than the Closing, the Shareholders
              ----------------
     shall complete the modification of RDG's organizational documents, including without limitation its by-laws and any agreements among the Shareholders and RDG, to the reasonable satisfaction of ADP. At the Closing, the Shareholders shall: (i) cause RDG to enter into the Service Agreement with American; (ii) enter into five-year employment and noncompetition agreements with RDG in the form attached as Exhibit B to the Service Agreement (the "Five-Year Employment Agreement"), except that
     (S)10(b) of each Five-Year Employment Agreement entered into by a Shareholder shall provide for termination by such Shareholder at the end of the initial term or any renewal term thereof upon not less than 90 days advance written notice to RDG; and (iii) cause RDG to enter into (A) Five-Year Employment Agreements with such dentists, dental specialists, and other professional personnel who are currently employed or otherwise retained by RDG as are specified in the Service Agreement or as may be designated by ADP and (B) one-year employment and noncompetition agreements in the form attached as Exhibit C to the Service Agreement (the "One-Year Employment Agreement") with its other dentists, dental specialists, and professional employees who are currently employed or retained by RDG and as may be designated by ADP prior to the Closing.

          Notwithstanding the foregoing provisions of this (S)4.2(j) to the contrary, if RDG and the Shareholders have not entered into a new shareholders agreement to the reasonable satisfaction of RDG, the Shareholders, and ADP at or prior to the Closing, RDG and the Shareholders shall do so as soon as reasonably practicable after the Closing, and in any event on or before July 31, 1998. Until such new shareholders agreement is entered into, in the event of any inconsistency between the provisions of the Shareholders Agreement dated June 30, 1987, among RDG and the Shareholders, as amended, and the provisions of the Service Agreement or any Five-Year Employment Agreement entered into by a Shareholder, the provisions of the Service Agreement or such Five-Year Employment Agreement, as applicable, shall control.

          (k) Notices of Certain Events.  RDG and the Shareholders shall
              -------------------------
     promptly notify ADP of:

               (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

              (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

             (iii) Any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of RDG or any Shareholder, threatened against, relating to, involving, or otherwise affecting any Shareholder, RDG, or any of the assets of RDG which, if in existence on the date of this Agreement would have been required to have been disclosed by the Shareholders pursuant to (S)3.18 or which relate to the consummation of any of the transactions contemplated by this Agreement; and

              (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of the Shareholders incorrect or incomplete in any material respect.

          (l) Representations and Warranties.  At the Closing, the Shareholders
              ------------------------------
     shall deliver to ADP a certificate, in form and content reasonably satisfactory to ADP, confirming that the representations and warranties set forth in Article III of this Agreement are correct and complete in all material respects. In addition, the Shareholders shall make such additional representations and warranties as may be reasonably requested by ADP to confirm the exemptions from registration under the Securities Act and applicable state securities laws which ADP is relying upon with respect to issuance of the Note.

          (m)  Noncompetition.  During the Restricted Period (defined below) no
               --------------
     Shareholder shall, directly or indirectly (whether individually or as a shareholder (except as a shareholder owning 1% or less of the outstanding capital stock of a publicly traded corporation), partner, member, director, officer, employee, consultant, creditor, or agent of any person, association, or other entity):

               (i) Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which provides management, consulting or other similar services of the type provided by any Affiliated Company (defined below) to any practice providing dental, orthodontic, periodontic, prosthodontic, endodontic, or other professional dental services, pediatric dentistry, or oral surgery anywhere in the Restricted Territory (defined below);

              (ii) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others; or

             (iii) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, or agent of any Affiliated Company.

          For purposes of this (S)4.2(m), (A) "Affiliated Company" shall mean ADP and all subsidiaries (including American) or affiliates of ADP other than Summit Ventures IV, L.P., Noro-Moseley Partners, and any of their respective affiliates which are not engaged in a business similar to that of ADP or its subsidiaries; (B) "Restricted Period" shall mean the period beginning on the Closing Date and ending on the later of (i) the fifth anniversary of the Closing Date or (ii) the second anniversary of the date the Shareholder is no longer employed or otherwise retained by RDG (or any successor entity) or any Affiliated Company and is not receiving any compensation or other remuneration from RDG (or any successor entity) or any Affiliated Company; and (C) "Restricted Territory" shall mean a radius of 25 miles from any facility or operation leased, owned, managed, or operated by any Affiliated Company.

          (n) Injunctive Relief.  RDG and the Shareholders acknowledge and agree
              -----------------
     that ADP's remedies at law for any violation or attempted violation of any of RDG's or Shareholders' obligations under this Agreement would be inadequate, and agree that in the event of any such violation or attempted violation, ADP shall be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available to ADP from time to time.

          (o)  [Intentionally Omitted].
               -----------------------

     (S)4.3  Covenants of ADP.  ADP agrees that:
             ----------------

          (a)  Representations and Warranties.  At the Closing, ADP shall
               ------------------------------
     deliver to RDG and the Shareholders a certificate, in form and substance reasonably satisfactory to RDG and the Shareholders, confirming that the representations and warranties set forth in Article II of this Agreement are correct and complete in all material respects.

          (b) Notices of Certain Events.  ADP shall promptly notify RDG and the
              -------------------------
     Shareholders of each of the following which occur during the Pre-Closing
     Period:

               (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

              (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

             (iii) Any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of ADP, threatened against, relating to, involving, or otherwise affecting ADP or any of its assets which, if in existence on the date of this Agreement would have been required to have been disclosed by ADP pursuant to (S)2.5 or which relate to the consummation of any of the transactions contemplated by this Agreement; and

              (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of ADP incorrect or incomplete in any material respect.

          (c)  Other Information.  Upon the reasonable request of RDG, ADP shall
               -----------------
     inform RDG of the names and addresses of the holders of the Senior Indebtedness (as defined in the Subordination Agreement) and their Agent (as defined in the Subordination Agreement).

                                   ARTICLE V
                                  CONDITIONS
                                  ----------

     (S)5.1  Mutual Conditions.  The obligations of the Parties to consummate
             -----------------
the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by RDG, the Shareholders, and ADP:

          (a) Legal Prohibition.  No temporary restraining order, preliminary or
              -----------------
     permanent injunction or other order or decree which prevents the consummation of the Asset Purchase or any of the other transactions contemplated by this Agreement having been issued and remaining in effect, and no statute, rule or regulation having been enacted by any state or federal government or governmental agency, which would prevent the consummation of the Asset Purchase or the other transactions contemplated by this Agreement.

          (b)  Governmental Approvals.  Any governmental or other approvals or
               ----------------------
     reviews of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated thereunder shall have been received.

     (S)5.2  Conditions to Obligations of RDG and the Shareholders.  The
             -----------------------------------------------------
obligations of RDG and the Shareholders to consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by RDG and the Shareholders in writing:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of ADP set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing.

          (b) Performance of Agreement.  ADP shall have performed and observed
              ------------------------
     in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

          (c) Certificate.  ADP shall have furnished the Shareholders with a
              -----------
     certificate dated the Closing Date signed by its president to the effect that the conditions set forth in (S)(S)5.2(a) and (b) have been satisfied.

          (d) Opinion of Counsel.  The Shareholders shall have received the
              ------------------
     legal opinion, dated the Closing Date, of Baker & Hostetler LLP, counsel to ADP, in the form agreed upon by the Parties.

          (e) Service Agreement.  American shall have entered into the Service
              -----------------
     Agreement (as defined in (S)5.3 (e), below) with RDG.

          (f) New Leases.  American shall have entered into leases of the
              ----------
     facilities leased, used, or operated by RDG (the "RDG Facilities") on such terms and conditions as American and the owner or owners of the RDG Facilities shall agree in writing (including provisions for adequate patient parking) (the "New Leases").

          (g) Authority.  RDG and the Shareholders shall have received evidence
              ---------
     reasonably satisfactory to them that this Agreement and the transactions contemplated by this Agreement have been properly authorized by ADP and American.

     (S)5.3  Conditions to Obligations of ADP.  The obligations of ADP to
             --------------------------------
consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by ADP in writing:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of RDG and the Shareholders set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing.

          (b) Performance of Agreement.  RDG and the Shareholders shall have
              ------------------------
     performed and observed in all material respects all obligations and conditions to be performed or observed by them, respectively, under this Agreement at or prior to the Closing.

          (c) Certificate.  RDG and the Shareholders shall have furnished ADP
              -----------
     with a certificate dated the Closing Date signed by RDG and each Shareholder to the effect that the conditions set forth in (S)(S)5.3(a) and
     (b) have been satisfied.

          (d) RDG.  RDG shall have been re-organized with ownership and
              ---
     organizational structures satisfactory to ADP, as described in (S)4.2(j), above (subject to the last paragraph thereof), and the Shareholders and dentists, dental specialists, and other professional personnel employed or otherwise retained by RDG shall have entered into Five-Year and One-Year Employment Agreements with RDG, as contemplated by (S)4.2(j)(ii), above.

          (e) Service Agreement.  RDG shall have entered into a Service
              -----------------
     Agreement with American in the form agreed upon by the Parties (the "Service Agreement").

          (f) Authority.  ADP shall have received evidence reasonably
              ---------
     satisfactory to it that this Agreement and the transactions contemplated by this Agreement have been properly authorized by RDG.

          (g) Professional Personnel.  ADP confirming to its satisfaction that
              ----------------------
     the professional personnel employed or otherwise retained by RDG support the transactions contemplated by this Agreement.

          (h) Financial Statements.  RDG shall have delivered to ADP the
              --------------------
     Financial Statements and the Interim Statements.

          (i) Opinion of Counsel.  ADP shall have received the legal opinion,
              ------------------
     dated the Closing Date, of McNamee, Hosea, Jernigan & Kim, P.A., counsel to RDG, in the form agreed upon by the Parties.

          (j) Existing Employment and Deferred Compensation Agreements.  At or
              --------------------------------------------------------
     prior to the Closing, RDG shall have terminated all employment agreements or arrangements (including without limitation all individual disability and deferred compensation arrangements), and all existing contractor agreements or arrangements between RDG and its dentists, dental specialists and independent contractors, without any remaining liability relating thereto on the part of RDG; provided that this condition shall not apply to employment agreements or independent contractor agreements between RDG and its dentists, dental specialists and independent contractors who are not Shareholders.

          (k) Third Party Consents.  ADP shall have received or received
              --------------------
     satisfactory evidence of all necessary or appropriate third party consents and approvals relating to this Agreement and the transactions contemplated by this Agreement, as determined by ADP, including without limitation the consents described in Schedule 3.6, and ADP shall be satisfied that all significant contracts of RDG shall remain in full force and effect after the Closing in accordance with the terms and conditions of such contracts, subject to any modifications required by this Agreement.

          (l) Restrictive Conditions.  RDG and each Shareholder shall be free
              ----------------------
     from any agreements, restrictions or conditions which in the reasonable opinion of ADP could have a Material Adverse Effect on RDG.

          (m) Defaults.  No material agreement or other document or restriction
              --------
     to which RDG or any Shareholder is subject being in default or being breached by the transactions contemplated by this Agreement, which in either case in the reasonable opinion of ADP would have a Material Adverse Effect on RDG or on the ability of RDG or any Shareholder to consummate the transactions contemplated by this Agreement.

          (n) Material Adverse Change.  No Material Adverse Effect shall have
              -----------------------
     occurred with respect to RDG.

          (o) Books and Records.  RDG and the Shareholders shall have delivered
              -----------------
     to ADP all books and records of RDG relating to the Assets.

          (p) Compliance with Laws.  ADP shall have:  (i) received evidence
              --------------------
     reasonably satisfactory to it that the business of RDG has been, at all times prior to the Closing, in compliance in all material respects with all Applicable Laws relating directly or indirectly to the provision of dental services; and (ii) confirmed to its satisfaction that the transactions contemplated by this Agreement will be in compliance with all Applicable Laws.

          (q) Related-Party Transactions.  ADP shall have confirmed to its
              --------------------------
     satisfaction that all agreements, including without limitation facility leases, between RDG and any Affiliate of RDG or any Shareholder are on arms'-length terms or otherwise reasonably satisfactory to ADP.

          (r) Other Contractual Relationships.  ADP shall have confirmed to its
              -------------------------------
     satisfaction that all material contracts to which RDG is a party, including without limitation all managed care and other third-party payor contracts, will continue for a reasonably satisfactory period of time after the Closing and are otherwise satisfactory to ADP.

          (s) Current Financial Characteristics.  At the Closing, RDG shall have
              ---------------------------------
     a Current Ratio (as defined below) of not less than 1.3. For purposes of this Agreement, "Current Ratio" shall mean the result obtained when current assets are divided by current liabilities, each calculated in accordance with generally accepted accounting principles as of the Closing Date.

          (t) New Leases.  The owner or owners of the RDG Facilities shall have
              ----------
     entered into the New Leases with American.

                                  ARTICLE VI
                           TERMINATION AND AMENDMENT
                           -------------------------

     (S)6.1  Termination.
             -----------

          (a) Termination by RDG and the Shareholders.  This Agreement may be
              ---------------------------------------
     terminated and cancelled at any time prior to the Closing by RDG and the
     Shareholders: (i) if (A) any of the representations or warranties of ADP contained in this Agreement shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by ADP under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by ADP of written notice of such occurrence from the Shareholders; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Stock Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable; or (iii) if the Closing has not occurred on or before July 31, 1998, provided that ADP shall have the right to extend such date to August 31, 1998, upon written notice to RDG given before July 31, 1998 (such date, as so extended, if applicable, the "Outside Closing Date").

          (b)  Termination by ADP.   This Agreement may be terminated and
               ------------------
     cancelled at any time prior to the Closing by ADP: (i) if (A) any of the representations or warranties of RDG or the Shareholders contained in this Agreement or the RDG Schedules shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by RDG or any Shareholder under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by RDG of written notice of such occurrence from ADP; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Asset Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable; (iii) in the event a Material Adverse Effect shall have occurred; (iv) if within 15 business days after ADP's receipt of the Interim Statements, ADP shall notify RDG that ADP does not approve the Interim Statements; or (v) if the Closing has not occurred on or before the Outside Closing Date. Notwithstanding the foregoing, the termination of this Agreement shall not terminate the Confidentiality Agreement dated June 19, 1997 between ADP and RDG.

     (S)6.2  Amendment.  This Agreement may not be amended except by an
             ---------
instrument in writing signed by all of the Parties.

     (S)6.3  Extension; Waiver.  At any time prior to the Closing, ADP (with
             -----------------
respect to RDG and the Shareholders) and RDG and the Shareholders (with respect to ADP) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other Party; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party.


                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

     (S)7.1 Survival of Representations, Warranties and Agreements.
            ------------------------------------------------------

          (a) Subject to the limitations set forth in (S)7.3, below, and notwithstanding any investigation conducted at any time by or on behalf of ADP or American, all representations, warranties, covenants and agreements of RDG and the Shareholders in this Agreement and in any other documents executed or delivered by RDG and the Shareholders, or any of them, pursuant to this Agreement or in connection with the transactions contemplated by the Agreement (the "Additional Documents") shall survive the execution, delivery and performance of this Agreement and the Additional Documents. All representations and warranties of RDG and the Shareholders set forth in this Agreement and in the Additional Documents shall be deemed to have been made again by the Shareholders at and as of the Closing.

          (b) As used in this Article, any reference to a representation, warranty or covenant contained in any section of this Agreement shall include the RDG Schedules relating to such section.

     (S)7.2 Indemnification.
            ---------------

          (a) Subject to the limitations set forth in (S)7.3, below, RDG and the Shareholders shall, jointly and severally, indemnify and hold harmless ADP and American from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by ADP or American, directly or indirectly, as a result of or arising from: (i) any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by either Company or any Shareholder in this Agreement or the Additional Documents; or (ii) any Excluded Liability (defined below).

          (b) For purposes of this Agreement: (i) the term "Excluded Liabilities" shall include (A) any and all claims of any current or former holder of any legal or beneficial ownership interest in or to RDG which are based upon, relate to, or arise out of any agreements, transactions, acts, or omissions made or occurring at or prior to the Closing, excepting only any claims against ADP or American arising out of the failure of ADP or American to perform their respective obligations under this Agreement, and
     (B) all liabilities of RDG which are based upon, relate to, or arise out of any agreements, transactions, acts, or omissions made or occurring at or prior to the Closing, excepting only those liabilities of RDG specifically assumed by ADP or American pursuant to this Agreement; and (ii) the term "Indemnifiable Claims" shall mean the matters with respect to which ADP is entitled to indemnification under (S)7.2(a).

          (c) For purposes of this Article, all Damages shall be computed net of any insurance coverage which reduces the Damages that would otherwise be sustained; provided that in all cases the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

          (d) ADP shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in (S)7.2(a), above, if the same shall be suffered by any parent, subsidiary or affiliate of ADP, including without limitation American.

     (S)7.3 Limitations on Indemnification.  Rights to indemnification under
            ------------------------------
(S)7.2(a)(i) are subject to the following limitations:

          (a) Neither ADP nor American shall be entitled to indemnification hereunder with respect to an Indemnifiable Claim arising out of a breach of a representation or warranty (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless, and then only to the extent that, the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $100,000; provided that such $100,000 threshold shall not apply to any Indemnifiable Claim relating to a breach of the representations and warranties set forth in (S)(S)3.2, 3.3, 3.5, and 3.11

          (b) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.10 of this Agreement shall terminate on the expiration of the respective periods of limitations applicable to assessment and collection of taxes under laws then applicable to such taxes, with respect to the representations and warranties as to the absence of unpaid or undisclosed taxes (including any interest, penalties or expenses) of RDG.

          (c) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.19 of this Agreement shall terminate upon expiration of the respective statutes of limitation applicable to the items addressed in such section.

          (d) The obligation of indemnity with respect to the representations and warranties contained in (S)(S)3.2, 3.3, 3.5, and 3.11 of this Agreement shall not expire.

          (e) The obligation of indemnity with respect to the representations and warranties set forth in Article III of this Agreement other than those addressed in the immediately preceding subsections (b), (c), and (d) shall terminate on the third anniversary of the Closing Date.

          (f) The foregoing provisions of this (S)7.3 notwithstanding, if, prior to the termination of any obligation of indemnity, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by ADP to RDG or any Shareholder, or a suit, action, or other proceeding based upon a claimed breach is commenced against RDG or any Shareholder, ADP shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from the Shareholders (whether through the courts or otherwise) on the claim, suit, action, or proceeding, by reason of the termination otherwise provided for above.

     (S)7.4 Procedure for Indemnification with Respect to Third Party Claims.
            ----------------------------------------------------------------

          (a) If ADP desires to seek indemnification under this Article with respect to an Indemnifiable Claim resulting from the assertion of liability by a third party (a "Third-Party Claim"), it shall give notice to the Shareholders (hereinafter each being an "Indemnifying Party") within a reasonable period of time of ADP's becoming aware of any such Third-Party Claim, which notice shall set forth such material information with respect to such Third-Party Claim as is then reasonably available to ADP. If any Third-Party Claim is asserted against ADP and ADP notifies the Indemnifying Party of such Third-Party Claim, the Indemnifying Party shall be entitled, if he so elects by written notice delivered to ADP within a reasonable period of time (not to exceed 10 days in any event) after receiving ADP's notice (the "Response Period"), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to ADP. Notwithstanding the fore going: (i) ADP shall not have any obligation to give any notice of any Third-Party Claim unless such assertion is in writing; (ii) the rights of ADP to be indemnified in respect of Indemnifiable Claims resulting from the assertion of any Third-Party Claim shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced by such failure; and (iii) each Party shall cooperate with any other Party in all ways reasonably requested by such other Party in connection with the defense of any such Third-Party Claims. With respect to any Third-Party Claim that results in a claim for indemnification under this Article, the Parties shall make available to each other all relevant information in their possession which is material to any such Third-Party Claim.

          (b) In the event that the Indemnifying Party fails to assume the defense of ADP against any Third-Party Claim within the Response Period, ADP shall have the right to defend, compromise or settle such Third-Party Claim on behalf, for the account, and at the risk of the Indemnifying Party.

          (c) Notwithstanding anything in this (S)7.4 to the contrary, (i) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect ADP, its subsidiaries or affiliates, including without limitation American, other than as a result of money damages or other money payments, then ADP shall have the right, at the cost and expense of the Indemnifying Party, to defend, compromise or settle such Third-Party Claim; and (ii) the Indemnifying Party shall not, without ADP's prior written consent, settle or compromise any Third-Party Claim or consent to entry of any judgment in respect of any Third-Party Claim unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to ADP (and its subsidiaries and affiliates, including without limitation American) of a release from all liability in respect of such Third-Party Claim.

     (S)7.5 Procedure For Indemnification with Respect to Non-Third Party
            -------------------------------------------------------------
Claims. In the event that ADP asserts the existence of an Indemnifiable Claim giving rise to Damages other than an Indemnifiable Claim resulting from a Third-Party Claim, it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Party, within 15 days after the receipt of such notice by ADP, has not given written notice to ADP announcing its intention to contest such assertion by ADP, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of an Indemnifiable Claim by giving such written notice to ADP within such 15-day period, then if the Parties, acting in good faith, cannot reach agreement with respect to such Indemnifiable Claim within 15 days after such notice, the contested assertion of the claim shall be referred to arbitration in Boston, Massachusetts, in accordance with the then-current rules of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the Parties and shall be final and binding and conclusive on the Parties and the amount of the Indemnifiable Claim, if any, determined to exist shall be a valid Indemnifiable Claim. Each Party shall pay its own legal, accounting and other fees in connection with such a contest; provided that if the contested claim is referred to and ultimately determined by arbitration, the legal, auditing and other fees of the prevailing Party and the fees and expenses of any arbitrator shall be borne by the non-prevailing Party.

     (S)7.6 Right of Setoff.  In addition to its other rights under this
            ---------------
Agreement and the Additional Documents, ADP shall have the right to setoff (a) any amounts owing to ADP or American by the Shareholders against any amounts owing to the Shareholders by ADP or American and (b) any amounts owing to ADP or American by RDG against any amounts owing to RDG by ADP or American.

     (S)7.7 Liability Limitation.  Notwithstanding the foregoing provisions of
            --------------------
this Article VII, (a) the total liability of RDG and the Shareholders for Damages with respect to all Indemnifiable Claims shall not exceed, in the aggregate, the sum of (i) $9,000,000, (ii) the aggregate amount of the Deferred Payments, and (iii) the aggregate amount of the Assumed Liabilities; and (b) the liability of each Shareholder for Damages with respect to all Indemnifiable Claims shall not exceed such Shareholder's share of the Purchase Price (as set forth on Exhibit A attached hereto).

     (S)7.8 Indemnification of RDG and the Shareholders.  Subject to the
            -------------------------------------------
limitation contained in the following paragraph, ADP shall indemnify and hold harmless RDG and the Shareholders from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by RDG or the Shareholders, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by ADP or American in this Agreement, or any liabilities of RDG specifically assumed by ADP or American pursuant to this Agreement.

     The representations and warranties of ADP contained in Article II of this Agreement and the obligations of indemnity of ADP with respect to those representations and warranties shall terminate on the third anniversary of the Closing Date; provided that if, prior to termination of any obligation of indemnity with respect to any such representation or warranty, written notice of a claimed breach of same is given by RDG or the Shareholders to ADP, or a suit, action, or other proceeding based upon the claimed breach is commenced against ADP, RDG and the Shareholders shall not be precluded from pursuing such claimed breach, or from recovering from ADP (whether through the courts or otherwise) on that claim, by reason of the termination otherwise provided for above.


                                  ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------


     (S)8.1  Power of Attorney.  Each Shareholder hereby irrevocably appoints
             -----------------
Timothy L. Kirkpatrick, D.D.S. as such Shareholder's attorney-in-fact and agent (the "Agent"), and grants to the Agent full power and authority to take any and all actions, and perform and do any and all things, in such Shareholder's place and stead, which the Agent may deem necessary or appropriate in connection with this Agreement or the transactions contemplated by this Agreement, as fully as such Shareholder might or could do if personally present and acting, including without limitation executing, acknowledging or verifying, and delivering any amendments, consents, acknowledgements or other documents relating to this Agreement or the transactions contemplated by this Agreement, receiving and giving notices under this Agreement, and taking any and all other actions which are permitted or required to be taken by such Shareholder under this Agreement.

     The Agent may conclusively rely on any consent, approval, authorization, acknowledgement, election, agreement, or other action made or given by Shareholders who own a majority in interest of the RDG Stock, which action shall be binding on all Shareholders.

     The Agent may resign at any time and may be removed at any time by Shareholders who own a majority in interest of the RDG Stock. Within 15 days following any such resignation or removal or upon the incapacity of the Agent, the Shareholders shall appoint a successor Agent to act pursuant to this section, which successor shall be such person as may be designated in writing by Shareholders owning a majority in interest of the RDG Stock, which designation shall be provided to the other Shareholders and ADP in order to make such designation effective.

     Notwithstanding the preceding paragraphs, if, at any time, no Agent is then serving pursuant to this section (for any reason), then Shareholders owning a majority in interest of the RDG Stock shall have full authority to take any and all actions under this agreement which could be taken by the Agent, which actions shall be binding on all of the Shareholders.

     ADP shall be entitled to rely conclusively on any consent, approval, authorization, acknowledgement, election, agreement, or other action of the Agent or Shareholders owning a majority in interest of the RDG Stock.

     (S)8.2  Notices.  All notices and other communications under this Agreement
             -------
to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Parties), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

          (a)  If to ADP:

               American Dental Partners, Inc.
               301 Edgewater Place, Suite 320
               Wakefield, Massachusetts  01880-1249
               Attention:  Gregory A. Serrao, President
               Telecopy No.:  (781) 224-4216

          with a copy to:

               Baker & Hostetler LLP
               65 East State Street
               Columbus, Ohio 43215
               Attention:  Gary A. Wadman, Esq.
               Telecopy No.:  (614) 462-2616

          (b)  If to RDG:

               Reston Dental Group, P.C.
               11503 Sunrise Valley Avenue
               Reston, Virginia  22090
               Attention: Timothy L. Kirkpatrick, D.D.S.
               Telecopy No.: (703) 391-8828

          with a copy to:

               McNamee, Hosea, Jernigan & Kim, P.A.
               6411 Ivy Lane, Suite 200
               Greenbelt, Maryland 20770
               Attention: Stephen C. Hosea, Esq.
               Telecopy No.: (301) 982-9450

          (c)  If to a Shareholder, to the Agent at the following address:

               Reston Dental Group, P.C.
               11503 Sunrise Valley Avenue
               Reston, Virginia 22090
               Telecopy No.: (703) 391-8828

     (S)8.3  Non-Waiver.  No failure by any Party to insist upon strict
             ----------
compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party's right to demand strict compliance with the provisions of this Agreement.

     (S)8.4  Genders and Numbers.  Where permitted by the context, each pronoun
             -------------------
used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

     (S)8.5  Headings.  The headings of the various articles and sections of
             --------
this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and sections, and shall be ignored in construing this Agreement.

     (S)8.6  Counterparts.  This Agreement may be executed in multiple
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     (S)8.7  Entire Agreement.  This Agreement (including all exhibits,
             ----------------
schedules, and other documents referred to in this Agreement (the "Incorporated Documents"), all of which are hereby incorporated by reference) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. All obligations of any Party under any Incorporated Document shall constitute an obligation of such Party under this Agreement. Any capitalized terms used in any Incorporated Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

     (S)8.8  No Third Party Beneficiaries.  Nothing contained in this Agreement,
             ----------------------------
expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

     (S)8.9  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     (S)8.10 Successors; Assignment.  This Agreement shall be binding upon,
             ----------------------
inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

     (S)8.11 Remedies.  All rights and remedies of each Party under this
             --------
Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

     (S)8.12 Expenses.  Except as otherwise specifically provided in this
             --------
Agreement, each Party shall bear his, her, or its respective legal, accounting, and other costs and expenses associated with the transactions contemplated by this Agreement (including without limitation the costs of any brokers and financial advisors).

     (S)8.13 Announcements.  This Agreement and the transactions contemplated
             -------------
herein shall be confidential and no Party shall disclose any information relating to the transactions contemplated by this Agreement without the prior written consent of the Shareholders and ADP, except for such disclosures to such professional advisors as may be necessary or appropriate in order to enter into this Agreement and consummate the transactions contemplated by this Agreement. Each Party and its representatives will exercise all reasonable efforts to maintain confidentiality with respect to such transactions at all times prior to the public announcement, if any, of this Agreement. The provisions of this section will be subject to each Party's obligation to comply with applicable requirements of federal or state laws or any governmental order or regulation.

     (S)8.14 Severability.  With respect to any provision of this Agreement
             ------------
finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.


                 [Remainder of page intentionally left blank.]

EACH OF THE UNDERSIGNED CONFIRMS THAT IT OR HE HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE EXHIBITS ATTACHED HERETO AND THE REPRESENTATIONS AND WARRANTIES CONTAINED IN (S)3.28 OF THIS AGREEMENT.


AMERICAN DENTAL PARTNERS OF         AMERICAN DENTAL PARTNERS, INC.
VIRGINIA, INC.


By____________________________      By______________________________
  Gregory A. Serrao, President          Gregory A. Serrao, President
                                        and Chief Executive Officer

RESTON DENTAL GROUP, P.C.



By____________________________
  Timothy L. Kirkpatrick, D.D.S.
  President



______________________________          ______________________________
TIMOTHY L. KIRKPATRICK, D.D.S.          THOMAS E. EICHLER, D.D.S.



______________________________          ______________________________
DAVID E. DODRILL, D.D.S.                ERIC J. FORSBERGH, D.D.S.



______________________________          ______________________________
MICHAEL MESSINA, D.D.S.                 EMILIO CANAL, JR., D.D.S.



______________________________          ______________________________
CHARLES R. FIELDS, D.M.D.               NICHOLAS ILCHYSHYN, D.D.S.



______________________________          ______________________________
VINCENT E. MASCIA, D.D.S.               ROBERT M. AVERNE, D.D.S.

                                 INDEX OF RDG SCHEDULES
                                 ----------------------


Schedule 3.1        Organization and Standing

Schedule 3.2        Capitalization and Security Holders

Schedule 3.3        Subsidiaries

Schedule 3.6        Consents and Approvals

Schedule 3.8        Undisclosed Liabilities

Schedule 3.9        Absence of Certain Changes

Schedule 3.10-1     Audits

Schedule 3.10-2     Taxes Payable

Schedule 3.11-1     Noncompliance with Laws

Schedule 3.11-2     Permits

Schedule 3.11-3     Hazardous Waste Disposal

Schedule 3.12-1     Proprietary Rights

Schedule 3.12-2     Exceptions to Ownership

Schedule 3.12-3     Licensing

Schedule 3.12-4     Infringement

Schedule 3.13       Restrictive Documents or Laws

Schedule 3.14       Insurance

Schedule 3.15       Bank Accounts; Powers of Attorney

Schedule 3.16-1     Title to Properties/Assets

Schedule 3.16-2     Liens

Schedule 3.16-3     Financing Statements

Schedule 3.16-4     Legal Descriptions

Schedule 3.16-5     Condition of Property

Schedule 3.18       Legal Proceedings

Schedule 3.19       Employee Benefit Plans

Schedule 3.20-1     Material Contracts Payable

Schedule 3.20-2     Material Contracts Receivable

Schedule 3.20-3     Dentists

Schedule 3.20-4     10 Largest Third-Party Payors

Schedule 3.20-5     Notices

Schedule 3.21-1     Collectibility of Receivables

Schedule 3.21-2     Conversion/Extension of Receivables

Schedule 3.21-3     Related Party Payables/Receivables

Schedule 3.22       Conflicts or Defaults

Schedule 3.24       Compensation

Schedule 3.25       Labor Relations

Schedule 3.26       Suppliers and Third Party Payors

Schedule 3.27       Medicare and Medicaid

Schedule 3.29       Disciplinary Actions

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

                               INDEX OF EXHIBITS
                               -----------------


Exhibit A      Schedule of Shareholders - Introduction

Exhibit B      Accounts Receivable and Working Capital Liabilities of
               RDG - (S)1.9(c)

                                      -56-